UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
CLEAR SECURE, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Caryn Seidman Becker

Chairman and

Chief Executive Officer

Notice of Annual Meeting and

Proxy Statement

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders, which will be conducted via live audio webcast on Thursday, June 13, 2024 at 8:00 a.m. Eastern Time. You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/YOU2024. There is no in-person meeting to attend.

Information on how to vote, attend and ask questions during the annual meeting is described in the enclosed materials. Your vote is important to us.

Sincerely yours,

Caryn Seidman Becker
Chairman and
Chief Executive Officer

April 22, 2024

CLEAR SECURE, INC., 85 10TH AVENUE, 9TH FLOOR, NEW YORK, NY 10011

CLEAR SECURE, INC.

85 10th Avenue, 9th Floor

New York, NY 10011

PROXY STATEMENT

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of Clear Secure, Inc. (the “Annual Meeting”) will be held on Thursday, June 13, 2024, at 8:00 a.m. Eastern Time, virtually via a live audio webcast. Please visit www.virtualshareholdermeeting.com/YOU2024 and enter your 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, on the instructions accompanying your proxy materials, or on your proxy card. You or your proxy holder will be able to participate (including in the Q&A session), vote, and examine our stockholder list and rules of the meeting at the Annual Meeting. Entry into the meeting will begin at 7:45 a.m. Eastern Time and the meeting will begin promptly at 8:00 a.m. Eastern Time. If you encounter difficulties accessing the meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/YOU2024. Please see p. 5 for more information on how to vote your shares or to attend the Annual Meeting virtually. In the event of a technical malfunction or situation that makes it advisable to adjourn the Annual Meeting, the chair will convene the meeting at 8:00 a.m. Eastern Time on June 13, 2024 at 85 10th Avenue, New York, NY 10011 solely for the purpose of adjourning the meeting to reconvene at a date, time and location announced by the meeting chair. If this happens, more information will be provided at https://ir.clearme.com/.

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	Election of directors.

2.	Ratification of the appointment of our independent registered public accounting firm.

3.	An advisory vote on the compensation of our named executive officers.

4.

Approval of an amendment to our Second Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company to reflect 2022 amendments to the Delaware General Corporation Law.

5.	Conduct such other business as may be properly brought before the meeting.

Only stockholders of record on April 15, 2024 may vote during this meeting.

Your vote is important to us. Even if you plan on participating in the Annual Meeting virtually, we recommend that you vote as soon as possible by telephone, Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.

This proxy statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 22, 2024.

By order of the Board of Directors,

Emma Barnett Bauman
Senior Vice President & Secretary

New York, New York

April 22, 2024

CLEAR SECURE, INC., 85 10TH AVENUE, 9TH FLOOR, NEW YORK, NY 10011

- i -

REPORT OF THE AUDIT COMMITTEE	27

LETTER FROM THE COMPENSATION COMMITTEE	28

COMPENSATION DISCUSSION & ANALYSIS	29
Relationship Between Pay and Performance	29
Executive Compensation Philosophy and Objectives	32
Compensation Setting Process	32
Compensation Elements	35
Benefits	41

REPORT OF THE COMPENSATION COMMITTEE	42

EXECUTIVE COMPENSATION	43
Summary Compensation Table	43
Narrative Disclosure to Summary Compensation Table	44
Grants of Plan-Based Awards	45
Outstanding Equity Awards at Fiscal Year End	47
Stock Vested	49
Potential Payments upon Termination of Employment or Change in Control	49
CEO Pay Ratio	50
Pay Versus Performance	52
Equity Compensation Plan Information	56

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	57

EXECUTIVE OFFICERS	58

DELINQUENT SECTION 16(A) REPORTS	60

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	61

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	65
Second Amended and Restated Operating Agreement of Alclear Holdings, LLC	65
Exchange Agreement	67
Registration Rights Agreement	68
Tax Receivable Agreement	69
Indemnification Agreements	72
Related Party Transactions Policies and Procedures	72

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION AS PERMITTED UNDER DELAWARE LAW	74

OTHER MATTERS	76
Stockholder Proposals For 2025 Annual Meeting	76
2023 Form 10-K	77

APPENDIX A – PROPOSED THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A - 1

- ii -

PROXY STATEMENT SUMMARY

This summary highlights selected information in the proxy statement. Please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”) before voting.

Voting Items and Board Recommendations

PROPOSAL		VOTE REQUIREMENT	EFFECT OF ABSTENTIONS AND BROKER NON-VOTES	BOARD RECOMMENDATION	PAGE REF.
Proposal 1	Election of directors	Plurality of votes cast by stockholders entitled to vote	Abstentions and broker non-votes will have no effect	FOR	20

Proposal 2	Ratification of the appointment of our independent registered public accounting firm	Majority of voting power of shares present, in person or by proxy, and entitled to vote	Abstentions will have the effect of a negative vote. We do not expect any broker non-votes on this proposal.	FOR	25

Proposal 3	An advisory vote on the compensation of our named executive officers	Majority of voting power of shares present, in person or by proxy, and entitled to vote	Abstentions will have the effect of a negative vote and broker non-votes will have no effect	FOR	57

Proposal 4	Approval of an amendment to our Second Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company to reflect 2022 amendments to the Delaware General Corporation Law	Majority of the outstanding stock entitled to vote thereon	Abstentions and broker non-votes will have the effect of a negative vote	FOR	74

Company Overview

Clear Secure, Inc. is an identity company making experiences safer and easier digitally and physically. We make everyday experiences frictionless by connecting your identity to all the things that make you, YOU—transforming the way you live, work, and travel. CLEAR has been delivering secure, friction-free experiences in airports for over 14 years, achieving exceptional user delight and trust with CLEAR Plus, our consumer aviation subscription service. CLEAR Plus enables access to predictable and fast experiences through dedicated entry lanes in airport security checkpoints nationwide. As we continue to innovate on the travel experience, we are proud to offer TSA PreCheck® Enrollment Provided by CLEAR–offering consumers increased choice in how and where to sign up for this popular trusted traveler program. Our free flagship CLEAR app offers consumer products like Home-to-Gate, which includes Reserve, our virtual queuing technology that enables customers to prebook a spot in the airport security line so they don’t have to wait. CLEAR Verified, our business to business offering, enables our partners to leverage our digital identity technology and reusable member network to facilitate secure and frictionless experiences digitally and physically via our software development kits and application programming interfaces. In this proxy statement, “CLEAR,” “Company,” “our,” “us,” and “we,” refer to Clear Secure, Inc. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.

Corporate Governance and Board Practices

Our Board of Directors (the “Board”) has adopted Corporate Governance Guidelines and other practices to promote the function of the Board and its committees to serve the best interests of all stockholders. Several of our practices are highlighted below.

•	Annual review and election of directors, with all directors elected to one-year terms

•	Significant majority (75%, assuming all director nominees are elected) of independent directors on the Board

•	Independent Board committees, with each of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee comprised of 100% independent directors

•	Lead independent director with robust and defined duties

•

Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, which serves the interests of all stockholders

•	Providing limitations on excessive simultaneous services of our directors on other boards

•

Board and committee self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board and each committee and to facilitate an effective oversight function

•	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

•	Prohibitions on the hedging or pledging of Company securities

•	Regular executive sessions of independent directors

Sustainability and Community

Since 2010 we have been expanding our network, investing in our technology platform, strengthening our operations and developing our people to consistently deliver increased value to members and partners, resulting in the growth and trust of the CLEAR brand. Trust is the foundation of our business success and is fundamental to realizing our mission of making experiences both safer and easier by enabling frictionless everyday experiences. Our Board is committed to building trust through strong corporate governance, effective oversight, and strategic engagement. Together, these ensure accountability and position CLEAR for sustained success.

We actively work to conduct our business in principled ways that make a significant positive impact on important issues. We believe the significant Environmental, Social and Governance (“ESG”) matters for our Company are embedded in how we run our business and align closely with our culture. Our Board provides insight, feedback, and oversight across a broad range of ESG matters as part of its broader oversight role, and periodically reviews the Company’s overall ESG programs and policies. The Board has delegated oversight of governance of corporate social responsibility and environmental efforts to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee discusses guidelines and policies, and provides guidance to the Board and management, with respect to the Company’s practices and programs that relate to corporate social responsibility and environmental efforts. For more information on our ESG initiatives, please visit our Investor Relations website at https://ir.clearme.com/.

Director Nominees

The Board has nominated eight director candidates. Of the eight nominees, six are independent director nominees.

All director nominees have been nominated for a one-year term to expire at the 2025 annual meeting of the Company’s stockholders and once their successors have been elected and qualified.

Our director nominees collectively have significant experience in business leadership, finance and accounting, law, management, investment, operational and strategic planning, and unmatched institutional knowledge of the Company.

Our Board believes that the Company and its stockholders benefit from the combination of the diverse perspectives, institutional knowledge, and the collective deep business and investment experience of the director nominees.

Detailed information about each nominee’s background, skills and qualifications can be found under “Proposal 1 — Election of Directors.”

Director Nominees
Caryn Seidman Becker	Jeffery H. Boyd	Shawn Henry

Kenneth Cornick	Tomago Collins	Kathryn A. Hollister

Michael Z. Barkin		Adam J. Wiener

Compensation Philosophy

Founded in the belief that CLEAR is a meritocracy, our compensation philosophy is to have a compensation program that directly ties to achieving the Company’s mission and delivering value to our members, employees and stakeholders.

Our compensation philosophy is supported by our pay strategy, which is based on the following principles:

•	Measure individual performance based on the goals achieved, the behaviors exhibited (living our values and being a strong steward of the team) and applicable leadership demonstrated

•	Align higher individual performance with greater plan payouts relative to others based on their respective achievements

•	Provide long-term incentive awards to foster an ownership mentality and align employees with long-term value creation

•	Create an appropriate balance between achieving short-term results and creating long-term sustainable value to stockholders that reinforces and strengthens the linkage between pay and performance

•	Provide competitive compensation packages with an appropriate mix of fixed and at-risk compensation to attract and retain top talent who thrive in a results-driven environment

GENERAL INFORMATION

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of the board of directors of Clear Secure, Inc. for use at our 2024 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/YOU2024 on Thursday, June 13, 2024, at 8:00 a.m. Eastern Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 22, 2024. The 2023 Form 10-K is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

Internet Availability of Proxy Materials

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

Purpose of the Annual Meeting

You are receiving this Proxy Statement because the Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described herein. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

Record Date; Quorum

Only holders of record of our Class A common stock, $0.00001 par value per share (“Class A Common Stock”), Class B common stock, $0.00001 par value per share (“Class B Common Stock”), Class C common stock, $0.00001 par value per share (“Class C Common Stock”) and Class D common stock, $0.00001 par value per share (“Class D Common Stock,” and, collectively with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Common Stock”) at the close of business on April 15, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 88,746,916 shares of Class A Common Stock, 907,234 shares of Class B Common Stock, 30,409,111 shares of Class C Common Stock and 25,796,690 shares of Class D Common Stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 85 10th Avenue, 9th Floor, New York, New York 10011, and will be available in electronic form on the day of the Annual Meeting at www.virtualshareholdermeeting.com/YOU2024. If you are interested in viewing the list, please send an email to IR@clearme.com at least two business days in advance to schedule your visit.

The holders of a majority of the voting power of the shares of our Common Stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A Common Stock or Class C Common Stock represents one vote, and each share of Class B Common Stock or Class D Common Stock represents twenty votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast by stockholders entitled to vote thereon. Ratification of the appointment of our independent registered public accounting firm (Proposal 2) for the fiscal year ending December 31, 2024, the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3) and the approval of an amendment to our Second Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted under Delaware law (Proposal 4), each require the affirmative vote of a majority of the outstanding stock entitled to vote on the subject matter.

Abstentions; Broker Non-Votes

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is typically entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the Say-on-Pay Vote. Broker non-votes are counted for purposes of determining whether a quorum is present. Abstentions occur when shares present at the Annual Meeting are marked “Abstain.” Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present.

Voting Instructions; Voting Of Proxies

VOTE BY INTERNET AT THE ANNUAL MEETING	VOTE BY TELEPHONE OR INTERNET	VOTE BY MAIL

You may vote via the virtual meeting website—any stockholder of record on the Record Date can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ YOU2024, where stockholders may vote and submit questions during the meeting. The meeting starts at 8:00 a.m. Eastern Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your Notice of Internet Availability of Proxy Materials or proxy card.

You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 12, 2024. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the signed proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each Notice of Internet Availability of Proxy Materials or proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.

Householding

Stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials may receive only one copy of this Notice of Annual Meeting and Proxy Statement and our 2023 Form 10-K unless we are notified that one or more of these stockholders wishes to receive individual copies. This “householding” procedure will reduce our printing costs and postage fees as well as the environmental impact of the Annual Meeting.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions, at which time you will then be sent separate copies of the documents. You may also contact Broadridge at the address above if you currently do not participate in householding but wish to receive a single copy of these documents in the future.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Revocability Of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement and the accompanying materials, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the conclusion of the Annual Meeting.

Participating in the Annual Meeting

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/YOU2024, and enter your first and last name, the 16-digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials, and your email address. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions properly submitted during the meeting and that relate to the matters to be voted on at the Annual Meeting. If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/YOU2024, under “Ask A Question,” select a topic from the dropdown menu, and type your name, address, number of shares held as of the Record Date and question into the “Question” field, and click “Submit.” Our Annual Meeting, including the Q&A session, will follow “Rules of Conduct,” which will be available on our Annual Meeting web portal during the Annual Meeting. The Rules of Conduct will also be available in advance of the Annual Meeting at https://ir.clearme.com/. If your question is properly submitted during the relevant portion of the meeting agenda pursuant to the “Rules of Conduct,” we will respond to your question during the live webcast, subject to time constraints and SEC rules. To provide access to all stockholders, each stockholder will be limited to one question per agenda item, and if multiple questions are submitted on the same subject, we will consolidate them for a single response to avoid repetition. We reserve the right to exclude questions that are irrelevant to the proposals that are the subject of the Annual Meeting or irrelevant to the business of the Company, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the Corporate Secretary of the Annual Meeting). Only validated stockholders or proxy holders will be able to ask questions in the designated field on the web portal. These rules and any additional rules will be set forth in our Rules of Conduct available at https://ir.clearme.com/.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In the event of a technical malfunction or situation that makes it advisable to adjourn the Annual Meeting, the chair will convene the meeting at 8:00 a.m. Eastern Time on June 13, 2024 at 85 10th Avenue, 9th Floor, New York, NY 10011 solely for the purpose of adjourning the meeting to reconvene at a date, time and location announced by the meeting chair. If this happens, more information will be provided at https://ir.clearme.com/. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, please contact the support line noted on the login page of the virtual meeting website.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently composed of eight members. Assuming all director nominees are elected at the Annual Meeting, six of our directors are independent within the meaning of the listing standards of the New York Stock Exchange (the “NYSE”). Two of our director nominees identify as gender diverse, and one director nominee identifies as racially diverse. Each director is elected to a one-year term and will hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. Vacancies and newly created directorships on the Board may be filled at any time by the remaining directors.

Director Independence

Our Class A Common Stock is listed on the NYSE. As a “controlled company” we are not subject to the corporate governance rules of the NYSE requiring: (i) a majority of independent directors on the Board, (ii) an independent nominating and corporate governance committee, and (iii) an independent compensation committee. We have, however, elected to comply with these independence requirements. Under the NYSE rules, a director will only qualify as an “independent director” if the board affirmatively determines that such director has no material relationship with Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of the independence of each director nominee and considered whether each nominee has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that Mr. Michael Z. Barkin, Mr. Jeffery H. Boyd, Mr. Tomago Collins, Mr. Shawn Henry, Ms. Kathryn A. Hollister and Mr. Adam J. Wiener are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making these determinations, our Board reviewed and discussed information provided by the director nominees and us with regard to each nominee’s business and personal activities and current and prior relationships as they may relate to us and our management.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines and other practices to promote the function of the Board and its committees to serve the best interests of all stockholders. The Corporate Governance Guidelines and our other governance documents provide a framework for our governance practices, including:

•	Annual review and election of directors, with all directors elected to one-year terms

•	Significant majority (75%, assuming all director nominees are elected) of independent directors on the Board

•	Independent Board committees, with each of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee comprised of 100% independent directors

•	Lead independent director with robust and defined duties

•

Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, which serves the interests of all stockholders

•	Providing limitations on excessive simultaneous services of our directors on other boards

•

Board and committee self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board and each committee and to facilitate an effective oversight function

•	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

•	Prohibitions on the hedging or pledging of Company securities

•	Regular executive sessions of independent directors

Our Corporate Governance Guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, management succession, Board and executive compensation, and the Board self-assessment requirements. The full text of our Corporate Governance Guidelines may be viewed at our website https://ir.clearme.com/corporate-governance. A copy may be obtained by writing to Clear Secure, Inc., 85 10th Avenue, 9th Floor, New York, NY 10011; Attention: Corporate Secretary.

Lead Independent Director

Our Board has adopted Corporate Governance Guidelines that provide that, in order to maintain the independent integrity of the Board, one of our independent directors should serve as our lead independent director if the Chair is not independent. Our Board has appointed Mr. Boyd to serve as our lead independent director. As lead independent director, Mr. Boyd:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	serves as liaison between the Chairman and the independent directors;

•	reviews and approves materials to be sent to the Board;

•	approves the meeting agendas for the Board;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensures that he is available for consultation and direct communication.

Board Leadership Structure

Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our by-laws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of chairman of the board of directors and chief executive officer. Our Board currently believes that our existing leadership structure, under which our Chief Executive Officer, Ms. Caryn Seidman Becker, serves as Chairman of our Board and Mr. Boyd serves as lead independent director, is effective. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Self-Assessment

The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s self-assessment seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, each of our Audit, Compensation and Nominating and Corporate Governance Committees conduct its own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

Executive Sessions of Non-Management and Independent Directors

Under our Corporate Governance Guidelines, the Board meets at least quarterly in executive sessions without management directors and any other members of the Company’s management present. In addition, all of the directors who are independent under the NYSE rules meet in executive session at least annually.

Risk Oversight

Our Board believes that risk oversight is an important Board responsibility. The Audit Committee of the Board predominantly oversees risk, including data security and oversight of cybersecurity risks, providing regular updates to the Board. The Audit Committee discusses guidelines and policies governing the process by which the Company’s management assesses and manages the Company’s exposure to risk, and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Audit Committee, as well as the Board, also receives periodic updates from subject matter experts regarding specific risks, such as data security and cybersecurity. The Compensation Committee considers the Company’s exposure to risk in establishing and implementing our executive compensation program.

In addition, the Company has established the CLEAR Security Advisory Board (the “CSAB”), which provides guidance and advice on security risk and privacy. The CSAB is currently comprised of three members with a range of executive national and international expertise in areas such as aviation and transportation security, physical security operations, cyber security, and privacy and data security. The CSAB meets in-person, together with management of the Company, at least annually, in addition to quarterly meetings by phone. The CSAB reports annually to our Board or our Audit Committee, and is an available resource to both management and members of the Board at any time.

Director Selection

Our Board believes that each director nominee should be evaluated based on the skills needed on the Board and his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines and in the Nominating and Governance Committee Charter. Those factors include:

•

The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience, as well as demonstrated leadership and the ability to exercise sound judgment;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending director candidates to the Board for consideration. The Nominating and Corporate Governance Committee will also consider director nominees recommended by our stockholders. Nominees recommended by our stockholders are given consideration in the same manner as other nominees. Stockholders who wish to nominate directors for election at our 2025 annual meeting may do so by submitting in writing such nominees’ names, in compliance with the procedures along with other information required by the Company’s by-laws. See “Other Matters — Stockholder Proposals for 2025 Annual Meeting.”

Board Meetings

The Board met six times during the year ended December 31, 2023. Each of our directors who was on the Board during that period attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during 2023.

We encourage our directors to attend annual meetings of our stockholders and believe that attendance at annual meetings is equally as important as attendance at Board and committee meetings. All of our directors who were on the Board attended the 2023 annual stockholders’ meeting.

Committees of the Board

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board is described below. Members will serve on these committees until their resignation or until otherwise determined by our Board.

We are eligible for, but do not take advantage of, the “controlled company” exemptions to the corporate governance rules for NYSE-listed companies.

The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are available on our website at https://ir.clearme.com/corporate-governance.

Audit Committee

•	Members: Mr. Barkin (Chair), Mr. Collins, Mr. Henry and Ms. Hollister

•	Meetings during the year ended December 31, 2023: 6

Our Board has determined that each of Mr. Barkin, Mr. Henry and Ms. Hollister qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Mr. Barkin, Mr. Collins, Mr. Henry and Ms. Hollister is independent as defined in Rule 10A-3 of the Exchange Act and under the NYSE’s listing standards. The principal duties and responsibilities of our Audit Committee are as follows:

•	to prepare the annual Audit Committee Report to be included in our annual proxy statement;

•	to oversee and monitor our accounting and financial reporting processes;

•	to oversee and monitor the integrity of our financial statements and internal control system;

•	to oversee and monitor the independence, retention, performance and compensation of our independent registered public accounting firm;

•	to oversee and monitor the performance of our Internal Audit group;

•	to review and discuss policies with respect to risk assessment and risk management; and

•	to oversee and monitor our compliance with legal and regulatory matters

The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation Committee

•	Members: Mr. Wiener (Chair), Mr. Barkin and Ms. Hollister

•	Meetings during the year ended December 31, 2023: 6

The composition of our Compensation Committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee may form and delegate authority to subcommittees from time to time as it sees fit, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Company’s Corporate Governance Guidelines and the NYSE. The Compensation Committee has the authority to retain or terminate, at its sole discretion, compensation consultants, independent legal counsel or other advisors to assist the Compensation Committee in its responsibilities and shall be directly responsible for overseeing the work of such advisors.

The principal duties and responsibilities of the Compensation Committee are as follows:

•	to review, evaluate and make recommendations to the full Board regarding our compensation strategy;

•

to review and approve the compensation of our Chief Executive Officer, other executive officers and key employees, including option or stock award grants and perquisites and all material employment agreements;

•	to review and make recommendations to our Board with respect to our incentive compensation plans, equity-based compensation plans and pension plans;

•	to oversee the administration of incentive compensation and equity-related compensation plans and pension plans;

•	to review and approve the performance targets that must be met under all bonus and long-term incentive compensation plans; and

•	to prepare an annual Compensation Committee Report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

Nominating and Corporate Governance Committee

•	Members: Mr. Boyd (Chair), Mr. Collins and Mr. Wiener

•	Meetings during the year ended December 31, 2023: 5

The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. The principal duties and responsibilities of the Nominating and Corporate Governance committee are as follows:

•	to identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board;

•

to recommend to our Board nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the Board;

•	to develop and recommend to the Board a succession plan for the Chief Executive Officer and executive officers of the Company;

•	to recommend to our Board candidates to fill vacancies and newly created directorships on the Board;

•	to develop and recommend to our Board guidelines setting forth corporate governance principles applicable to the Company;

•	oversee the Company’s governance practices, including governance of corporate social responsibility and environmental efforts; and

•	to oversee the evaluation of our Board.

Code of Conduct and Ethics

Our Board adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees and is intended to comply with the NYSE’s requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The Code of Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our Code of Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions, and our directors, on our website at https://www.clearme.com. The Code of Conduct and Ethics is available on our website at https://ir.clearme.com/corporate-governance.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2023, our Compensation Committee consisted of: Mr. Wiener (Chair), Mr. Barkin and Ms. Hollister. None of these directors has ever served as an officer or employee of the Company. During that period, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the board of directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

Communication with Directors

Our Board has adopted policies designed to allow our stockholders and other interested parties to communicate with our directors. Any interested party who wishes to communicate with the Board or any director or the non-executive directors as a group should send communications in writing to the Chairman of the Audit Committee, Clear Secure, Inc., 85 10th Avenue, 9th Floor, New York, NY 10011.

Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting the Company’s toll-free Anonymous Helpline, which is operated by a third-party service provider, at 1-855-725-3270 or www.lighthouse-services.com/clearme.

Director Compensation

The following table describes the components of our non-executive directors’ compensation program in effect for the year ended December 31, 2023:

COMPENSATION ELEMENT(1)	COMPENSATION
Annual Cash Retainer	$35,000
One-Time New Director Equity Award(2)	$350,000
Annual Equity Retainer(3)	$175,000
Independent Lead Director Fee	$30,000
Audit Committee Chair Fee	$20,000
Compensation Committee Chair Fee	$12,000
Nominating and Governance Committee Chair Fee	$8,000

(1)	A director who is also a Company employee receives no additional compensation for serving as a director.

(2)

On the date of initial appointment or election to the Board, a director will receive a grant of restricted stock units (“RSUs”) determined by dividing the value of the one-time new director equity award by the closing market price of Class A Common Stock on the date of grant, subject to vesting in three equal installments on each of the first three anniversaries of the date of grant.

(3)

Each director receives an annual grant of RSUs determined by dividing the value of the annual equity retainer by the closing market price of Class A Common Stock on the date of grant (which is the date of the annual meeting), subject to vesting on the earlier of (i) the one year anniversary of grant date or (ii) the next annual meeting date. Such compensation is made pursuant to the Clear Secure, Inc. 2021 Omnibus Incentive Plan (the “2021 Omnibus Incentive Plan”).

Director Compensation Table

The table below summarizes the total compensation paid to or earned for the 2023 fiscal year by each person who served as a non-executive director. Ms. Seidman Becker and Mr. Cornick, who are employees of the Company, receive no separate compensation for service as directors and therefore are not listed in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Michael Z. Barkin	55,000	174,989	229,989
Jeffery H. Boyd	73,000	174,989	247,989
Tomago Collins	35,000	174,989	209,989
Shawn Henry	17,500	350,002	367,502
Kathryn A. Hollister	35,000	174,989	209,989
Adam J. Wiener	47,000	174,989	221,989

(1)

These amounts represent retainer, committee and board fees earned during the fiscal year ended December 31, 2023. The amounts reported do not include any reasonable out-of-pocket expenses incurred in attending meetings for which the Company reimburses each non-executive director.

(2)

This column reflects the grant date fair market value of 7,056 RSUs granted on June 14, 2023 to each non-executive director (other than Mr. Henry), as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. With respect to Mr. Henry, this column reflects the grant date fair value of 14,113 RSUs granted on June 14, 2023, as calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating the grant date fair values are set forth in Note 15 to our financial statements included in our 2023 Form 10-K.

(3)

For each non-executive director, the aggregate number of RSUs held as of December 31, 2023 is as follows: Michael Z. Barkin, 7,056 RSUs; Jeffery H. Boyd, 7,056 RSUs; Tomago Collins, 10,820 RSUs; Shawn Henry, 14,113 RSUs; Kathryn A. Hollister, 10,820 RSUs; and Adam J. Wiener, 7,056 RSUs.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the recommendation of our Nominating and Corporate Governance Committee, our Board proposes that each of the eight director nominees named below be elected as a director for a term to expire at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast.

Shares represented by proxies will be voted “FOR” the election of each of the nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Stockholders may not cumulate votes for the election of directors.

Vote Required for Approval

Each director will be elected by a plurality of the votes cast by stockholders entitled to vote thereon. In accordance with our Certificate of Incorporation holders of our Class A Common Stock or Class C Common Stock will have one vote per share, and holders of our Class B Common Stock or Class D Common Stock will have twenty votes per share.

The Board unanimously recommends that you vote FOR each of the following candidates:

CARYN SEIDMAN BECKER – AGE 51

Director since June 6, 2021

Committee Memberships: None

Other Public Company Directorships: The Home Depot, Inc. (NYSE: HD)

Caryn Seidman Becker has served as Chairman and Chief Executive Officer since 2010. Over the past 14 years, she has grown CLEAR into a global, customer-obsessed brand serving 56 airports, over 20 million members and a growing list of B2B partners across the travel, health and sports industries. From day one as Chief Executive Officer, Ms. Seidman Becker has pursued her vision of using identity to create a more frictionless world, with an obsession to deliver amazing customer experience. Today, CLEAR is a trusted brand using their platform across industries from travel to sports to health care. With over 3,000 full time employees across the United States, CLEAR is shaping the future of how we work, live and travel. Prior to CLEAR, from 2002 to 2009, she started and was the Managing Partner of Arience Capital, an over $1 billion value-oriented asset management firm focused on investing in companies across a broad spectrum of industries including consumer, technology, aerospace and defense and turnarounds. Prior to Arience Capital, she served as Managing Director at Iridian Asset Management, an investment advisor firm, and Assistant Vice President at Arnhold and S. Bleichroeder, an investment bank. Ms. Seidman Becker has served as a director of The Home Depot, Inc. (NYSE: HD), a home improvement retailer, since 2022. She previously served as a director of Lemonade, Inc. (NYSE: LMND), an insurance company, from 2018 to 2022, and a director and member of the audit committee of CME Group, Inc. (NASDAQ: CME), a public financial market company, from 2009 to 2012. Ms. Seidman Becker is an active member of the community and sits on the Board of Trustees for the Partnership for New York City and is a Board Member of New York-Presbyterian Hospital, the 9/11 Memorial & Museum and The School for Ethics and Global Leadership. She holds a Bachelor of Science degree in Political Science from the University of Michigan. We believe Ms. Seidman Becker is qualified to serve as a member of our Board because of her experience co-founding, building and leading our business since its relaunch, her insight into corporate matters as our Chief Executive Officer and her extensive leadership background.

KENNETH CORNICK – AGE 51

Director since June 6, 2021

Committee Memberships: None

Other Public Company Directorships: None

Kenneth Cornick has served as our President since 2010 and Chief Financial Officer since 2020 and from our inception to 2017. In addition, Mr. Cornick serves as a member of our Board. Mr. Cornick co-founded CLEAR with Ms. Seidman Becker in 2010. Prior to CLEAR, he was a Partner at Arience Capital from 2003 to 2009. Mr. Cornick holds a Bachelor of Arts degree from Bowdoin College and serves on the Board of Trustees of LREI, a progressive independent school in New York City, and Center ID Corp., an expense management software company. We believe Mr. Cornick is qualified to serve as a member of our Board because of his experience co-founding, building and leading our business since its relaunch and his insight into financial matters as our Chief Financial Officer.

MICHAEL Z. BARKIN – AGE 46

Director since June 6, 2021

Committee Memberships: Audit (Chair), Compensation

Other Public Company Directorships: None

Michael Z. Barkin serves as a member of our Board. Mr. Barkin previously served as Executive Vice President and Chief Financial Officer from 2013 to 2022 and Vice President of Strategy and Development from 2012 to 2013 of Vail Resorts, Inc. (NYSE: MTN), an American mountain resort company (“Vail Resorts”). Prior to joining Vail Resorts, he was a Principal at KRG Capital Partners, a private equity investment firm (“KRG”), where he was a member of the investment team from 2006 to 2012. At KRG, Mr. Barkin was responsible for managing new acquisitions and had portfolio company oversight across multiple sectors. Prior to KRG, he worked at Bain Capital Partners, a private equity investment firm, and Bain & Company, a strategy and consulting firm. Mr. Barkin has served as the Board Chair of Evolve Vacation Rental Network, Inc., a vacation rental management platform, since August 2023. Mr. Barkin currently serves as a Trustee of the Museum of Contemporary Art in Denver. Mr. Barkin holds a Bachelor of Arts degree from Williams College and a Masters in Business

Administration from Stanford University. We believe Mr. Barkin is qualified to serve as a member of our Board because of his experience in business model transformation, organizational scaling, risk management, capital allocation and financial planning.

JEFFERY H. BOYD – AGE 67

Director since June 6, 2021

Committee Memberships: Nominating and Corporate Governance (Chair)

Other Public Company Directorships: Oscar Health, Inc. (NYSE: OSCR), The Home Depot, Inc. (NYSE: HD)

Jeffery H. Boyd serves as a member of our Board and is our Lead Independent Director. Mr. Boyd served as Chief Executive Officer and President of Booking Holdings Inc. (NASDAQ: BKNG) (formerly known as The Priceline Group, Inc.), an online travel company (“Booking”), from 2002 to 2013, as Interim Chief Executive Officer from April 2016 to December 2016, as Chairman of the Board from 2016 to 2020 and as a Director from 2001 to 2021. Mr. Boyd also served as Booking’s President and Co-Chief Executive Officer from August 2002 to November 2002, its Chief Operating Officer from 2000 to 2002, and its Executive Vice President, General Counsel and Secretary from January 2000 to October 2000. Mr. Boyd has also served as the chairman of the board of directors of Oscar Health, Inc. (NYSE: OSCR), a health insurance company, since 2021 and a member of the board of directors of The Home Depot, Inc. (NYSE: HD), a home improvement retailer, since 2016, among other director positions. Mr. Boyd holds a Bachelor of Arts degree from St. Lawrence University and a Juris Doctor from Cornell Law School. We believe Mr. Boyd’s extensive experience in health care, e-commerce, sales and digital marketing, as well as his proven leadership, corporate governance and strategic management skills, makes him particularly qualified to serve as a member of our Board.

TOMAGO COLLINS – AGE 52

Director since June 29, 2021

Committee Memberships: Audit, Nominating and Corporate Governance

Other Public Company Directorships: Republic Services Group, Inc. (NYSE: RSG)

Tomago Collins serves as a member of our Board. Mr. Collins served as the Executive Vice President of Communications and Business Development at Kroenke Sports & Entertainment from 2020 to April 2024 and prior to that, served as Kroenke Sports & Entertainment’s Vice President of Communications from 2010 to 2020. Mr. Collins brings more than 30 years’ experience in the sports, entertainment, media and real estate investment industries. Mr. Collins has worked in the Kroenke organization since 2003 in various senior and advisory roles with sports teams (including the Los Angeles Rams, Arsenal Football Club and Denver Nuggets), sports and entertainment venues (including Ball Arena, SoFi Stadium and Emirates Stadium) and with print, broadcast and digital ventures (including Altitude Sports & Entertainment). Mr. Collins has served on the board of Republic Services Group, Inc. (NYSE: RSG) since 2013, where he also serves on the audit committee and the sustainability and corporate responsibility committee, as well as the board of Four Seasons Hotels and Resorts since 2021, and previously served as a member of the boards of Williams Rowland Acquisition Corp. (NYSE: WRAC) from 2021 to 2023, Arctos NorthStar Acquisition Corp. (NYSE: ANAC) from 2021 to 2023, and AutoNation, Inc. from 2014 to 2019. He also serves as a board member for the Global Down Syndrome Foundation since 2013 and is a member of the Yale School of Public Health Leadership Council since 2021. Mr. Collins holds a Bachelor of Arts from Yale University. We believe Mr. Collins is qualified to serve on our Board because of his experience in the sports, media and entertainment industries, as well as his experience serving on other public company boards.

SHAWN HENRY – AGE 62

Director since June 14, 2023

Committee Memberships: Audit

Other Public Company Directorships: ShoulderUp Technology Acquisition Corp. (NYSE: SUAC)

Shawn Henry serves as a member of our Board. Mr. Henry was an early employee of, and has served as Chief Security Officer of CrowdStrike Holdings, Inc. (NASDAQ: CRWD), an American cybersecurity technology company, since 2012, and also previously served as President of CrowdStrike Services from 2012 to 2022. Mr. Henry served for 24 years as an FBI special agent, rising through the executive ranks. Prior to joining CrowdStrike, he oversaw half of the FBI’s investigative operations as Executive Assistant Director, including all FBI criminal and cyber investigations worldwide, international operations, and the FBI’s critical incident response to major investigations and disasters, from 2010 to 2012. Mr. Henry also managed computer crime investigations spanning the globe, established the National Cyber Investigative Joint Task Force, and received the Presidential Rank Award for Meritorious Executive for his leadership in enhancing the FBI’s cyber capabilities. Mr. Henry has served as a director of ShoulderUp Technology Acquisition Corp. (NYSE: SUAC) since 2019, and now serves as Chairman of the Board. He holds a B.B.A. from Hofstra University, an M.S. in Criminal Justice Administration from Virginia Commonwealth University, and is a graduate of the Homeland Security Executive Leadership Program of the Naval Postgraduate School. We believe Mr. Henry is qualified to serve on our Board because of his extensive experience in security and technology, as well as his proven leadership and strategic management skills.

KATHRYN A. HOLLISTER – AGE 64

Director since June 29, 2021

Committee Memberships: Audit, Compensation

Other Public Company Directorships: Endava PLC (NYSE: DAVA)

Kathryn A. Hollister serves as a member of our Board. Ms. Hollister served as the Chief Strategy Officer of Deloitte’s global tax and legal practice of 45,000 professionals from 2015 until 2019. Ms. Hollister worked at Deloitte from 1984 until 2020 in a variety of leadership roles, including Partner and Managing Partner of the U.S. business tax service line, and served both public and private clients. Ms. Hollister has served as director of Endava PLC (NYSE: DAVA), a global provider of technology services, since 2022, serving as Chair for the Remunerations Committee since October 2023, and previously served as a director of First Solar, Inc. (NASDAQ: FSLR) from 2021 to 2022. She previously served as a member of the US board of directors of Deloitte LLP from 2008 to 2015, and a member of the global board of directors of Deloitte Touche Tohmatsu from 2010 to 2015. In the community, Ms. Hollister has served multiple academic and charitable organizations, including her current service on the Board of Trustees of Duke University, and the Boards of Directors of UC Health Foundation and UC Health LLC. A licensed/inactive lawyer, and a certified public accountant (non-practicing), in Ohio, Ms. Hollister holds a Bachelor of Arts degree from Duke University and a Juris Doctor from the University of Cincinnati College of Law. We believe Ms. Hollister is qualified to serve as a member of our Board because of her experience in executive leadership, overseeing risk management, executive compensation and succession, financial governance and regulatory issues.

ADAM J. WIENER – AGE 45

Director since June 6, 2021

Committee Memberships: Compensation (Chair), Nominating and Corporate Governance

Other Public Company Directorships: None

Adam J. Wiener serves as a member of our Board. Mr. Wiener currently serves as an advisor to Redfin Corporation (NASDAQ: RDFN), a real estate brokerage, since September 2023. Mr. Wiener joined Redfin in 2007 and served in positions of increasing responsibility, including previously serving as Chief Growth Officer from 2015 to 2021, and as President, Real Estate Operations from 2021 to September 2023. Prior to Redfin, he worked at Microsoft Corporation (NASDAQ: MSFT), a multinational technology company, in its SQL server division. Mr. Wiener holds a degree in Symbolic Systems and a concentration in Human-Computer Interaction from Stanford University. We believe Mr. Wiener is qualified to serve as a member of our Board because of his experience as a chief growth officer and his experience in new customer acquisition, expansion of operations, technology development, business analytics and profit and loss responsibility across multiple business lines.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“EY”), independent registered public accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2024. During our fiscal year ended December 31, 2023, EY served as our independent registered public accounting firm.

Notwithstanding the appointment of EY and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ view on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by EY for our fiscal years ended December 31, 2022 and 2023.

	Fiscal Year
	2022	2023
Audit Fees(1)	$2,610,000	$2,520,000
Audit-Related Fees(2)	350,000	$353,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$2,960,000	$2,873,000

(1)

Audit fees consist of fees for professional services rendered for the audits of the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022, the audit of internal control over financial reporting as of December 31, 2023 and 2022 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended), reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s regulatory filings, and other services normally provided by the independent registered public accounting firm in connection with regulatory filings.

(2)

Audit-related fees were principally for services related to (a) attestation reports issued to comply with contractual arrangements during fiscal 2023 and 2022 and (b) attestation reports for service organizations during fiscal year 2023 and 2022.

Auditor Independence

Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, EY. Our Audit Committee has determined that the rendering of non-audit services by EY is compatible with maintaining the independence of EY.

Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. In addition, the Audit Committee has established procedures by which the chairperson of the committee may pre-approve such services, subject to ratification by the Audit Committee at its next meeting following such approval. All of the services relating to the fees described in the table above were approved by our Audit Committee.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of our Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation holders of our Class A Common Stock or Class C Common Stock will have one vote per share, and holders of our Class B Common Stock or Class D Common Stock will have twenty votes per share.

The Board unanimously recommends that you vote FOR this proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company has an in-house Internal Audit Department that reports to the Audit Committee and management. This department provides the Audit Committee and management an independent review function, including reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls.

The Company’s independent registered public accounting firm, EY, is responsible for auditing the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and EY the audited financial statements and its evaluation of the Company’s internal control over financial reporting. The Audit Committee discussed with EY the matters required to be discussed pursuant to PCAOB standards. The Audit Committee received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with EY the firm’s independence. All audit and non-audit services performed by EY must be specifically approved by the Audit Committee or by its chair (and subject to ratification by the full committee).

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee discussed with the Company’s Internal Audit Department and EY, the overall scope of and plans for their respective audits as well as the results of their procedures. For the fiscal year ended December 31, 2023, the Audit Committee met with the head of the Internal Audit Department to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

Based upon the reports, reviews and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2023 Form 10-K that was filed with the SEC.

Members of the Audit Committee

Michael Z. Barkin (Chair)

Tomago Collins

Shawn Henry

Kathryn A. Hollister

LETTER FROM THE COMPENSATION COMMITTEE

Dear Fellow Stockholder,

The Compensation Committee believes in the importance of attracting, motivating, rewarding and retaining high-quality executives with pay-for-performance compensation. CLEAR is a meritocracy, and our compensation philosophy is to have a compensation program that directly ties to achieving the Company’s mission and delivering value to our Members, employees and stakeholders. To that end, each year, the Compensation Committee evaluates the Company’s compensation program and makes compensation decisions within the context of the following principles that we believe establish pay and performance alignment and appropriately motivate our executive officers:

•	Measure individual performance based on the goals achieved, the behaviors exhibited (living our values and being a strong steward of the team) and applicable leadership demonstrated

•	Align higher individual performance with greater plan payouts relative to others based on their respective achievements

•	Provide long-term incentive awards to foster an ownership mentality and align employees with long-term value creation

•	Create an appropriate balance between achieving short-term results and creating long-term sustainable value to stockholders that reinforces and strengthens the linkage between pay and performance

•	Provide competitive compensation packages with an appropriate mix of fixed and at-risk compensation to attract and retain top talent who thrive in a results-driven environment

Further detail on our compensation program and 2023 fiscal year compensation is included in the following Compensation Discussion & Analysis. We are committed to maintaining a compensation structure that aligns pay with performance and effectively motivates, rewards and retains our executive officers to continue driving long-term value creation for our stockholders.

Members of the Compensation Committee

Michael Z. Barkin

Kathryn A. Hollister

Adam J. Wiener (Chair)

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program for our named executive officers for our fiscal year ended December 31, 2023, which we refer to herein as “fiscal year 2023” or “2023.” It also provides an overview of our executive compensation philosophy, core principles, and objectives. Finally, it analyzes how and why our Compensation Committee arrived at the specific compensation determinations for our named executive officers during 2023, including the key factors that the Compensation Committee considered in deciding their compensation.

Our named executive officers, whom we refer to collectively as our “named executive officers” or “NEOs,” for fiscal year 2023 were as follows:

Caryn Seidman Becker	Chairman and Chief Executive Officer

Kenneth Cornick	President and Chief Financial Officer

Matthew Levine	Former General Counsel, Chief Privacy Officer and Secretary*

Kasra Moshkani	Executive Vice President, CLEAR Verified (previously EVP, Operations until September 2023)

Richard N. Patterson, Jr.	Chief Information Security Officer

Jonathan Feldman	Former Executive Vice President, Powered by CLEAR*

*

Mr. Levine served as the General Counsel, Chief Privacy Officer and Secretary of the Company for the entirety of 2023, and departed from the Company in February 2024. Mr. Feldman served for part of 2023 as the Company’s EVP, Powered by CLEAR, and departed from the Company in September 2023.

Relationship Between Pay and Performance

We strive to design our executive compensation program to balance the goals of attracting, motivating, rewarding, and retaining our executive officers, including our NEOs, with the goal of promoting the interests of our stockholders. To ensure this balance and to motivate and reward individual initiative and effort, we seek to ensure that our program is designed so that a meaningful portion of our executive officers’ annual compensation is both “at-risk” and variable in nature.

In fiscal year 2023, the majority of the target total direct compensation available to our NEOs consisted of variable pay in the form of a target annual cash bonus opportunity and long-term incentive compensation in the form of restricted stock unit (“RSU”) and/or performance stock unit (“PSU”) awards that may be settled for shares of our Class A Common Stock. These variable pay elements ensured that a substantial portion of our NEOs’ compensation opportunities for fiscal year 2023 was contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.

In fiscal year 2023, with the assistance of the independent compensation consultant, our Compensation Committee approved the transition, starting in fiscal year 2024, from front-loaded equity awards (i.e., equity grants covering multiple years of target equity award value) granted periodically to smaller equity awards granted annually (i.e., covering one year of target equity award value) for eligible members of senior management. The Compensation Committee believes that this shift will provide compensation that is retentive and drives performance, while enhancing the Compensation Committee’s ability to annually review and adjust executive compensation based on company and individual performance, and better reflects public company practice. We began making annual grants to some of our NEOs in February 2024, as described under “Compensation Elements” below, and expect to have all eligible members of senior management transitioned onto this program in the coming years.

As we continue to mature as a public company, we believe that the compensation elements provided to all of our executive officers, including our NEOs, will continue to emphasize “at-risk” and variable pay that should enable us to provide a balanced set of incentives for our executive officers to meet our business objectives and drive long-term growth.

Executive Compensation-Related Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee, together with its independent compensation consultant, evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

What we do

•

Maintain an Independent Compensation Committee with Independent Compensation Consultant. The Compensation Committee consists solely of independent directors who establish our compensation practices. Our Compensation Committee utilizes the services of an independent compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.

•

Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy. The Compensation Committee annually reviews and approves our compensation peer group used for comparative purposes. The Compensation Committee also reviews our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

•

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our NEOs’ compensation is “at-risk” through cash compensation based on corporate and individual performance, as well as equity-based compensation with a value directly tied to our stock price and a portion subject to achieving corporate financial hurdles or stock price results, which aligns the interests of our NEOs and stockholders.

•	Multi-Year Vesting Requirements. The equity awards granted to our NEOs vest over multi-year periods, consistent with current market practice and our retention objectives.

•

Use a Pay-for-Performance Philosophy. A significant portion of our NEOs’ compensation is directly linked to corporate performance. We structure their target total direct compensation opportunities with a target annual cash bonus opportunity and a significant long-term equity element, thereby making a substantial portion of each NEO’s compensation opportunities dependent upon our corporate performance and stock price. As a result, our NEOs are incentivized to drive financial performance and further enhance their focus on long-term growth.

•

Compensation Recovery (“Clawback”) Policy. We maintain a policy that provides that if we are required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will seek recovery of any erroneously awarded incentive-based compensation (i.e., the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the accounting restatement, computed without regard to any taxes paid) received during the three completed fiscal years immediately preceding the date the Company is required to prepare such restatement and any transition period resulting from a change in the Company’s fiscal year within or immediately following those three completed fiscal years by executive officers who served at any time during the performance period for such incentive-based compensation.

•

“Double-Trigger” Change in Control Arrangements. Standard grants of unvested RSUs and PSUs held by our NEOs provide for “double-trigger” vesting. That is, in the event of a change in control, if the grantee is involuntarily terminated without cause or resigns for good reason (as defined in the award agreement), within three months before or 12 months after the change in control, then the equity awards will become fully vested. Also see the description of the terms of the Founder PSUs below, which have different provisions because of their stock price-based structure.

What we do not do

•

No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or nonqualified deferred compensation plans to our NEOs. Our NEOs are eligible to participate in our tax-qualified Section 401(k) retirement savings plan (“401(k) Plan”) on the same basis as our other employees.

•	No Excessive Perquisites. We provide only limited recurring perquisites or other personal benefits to our NEOs.

•

No Excise Tax Reimbursement Payments on Change in Control Compensation Arrangements. We do not have agreements to provide our NEOs any “golden parachute” excise tax reimbursement payments (or “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

•	No Hedging or Pledging of our Equity Securities. We prohibit our employees, including our NEOs and the members of our Board, from hedging or pledging our securities.

Executive Compensation Philosophy and Objectives

Founded in the belief that CLEAR is a meritocracy, our compensation philosophy is to have a compensation program that directly ties to achieving the Company’s mission and delivering value to our Members, employees and stakeholders.

Our compensation philosophy is supported by our pay strategy, which is based on the following principles:

•	Measure individual performance based on the goals achieved, the behaviors exhibited (living our values and being a strong steward of the team) and applicable leadership demonstrated

•	Align higher individual performance with greater plan payouts relative to others based on their respective achievements

•	Provide long-term incentive awards to foster an ownership mentality and align employees with long-term value creation

•	Create an appropriate balance between achieving short-term results and creating long-term sustainable value to stockholders that reinforces and strengthens the linkage between pay and performance

•	Provide competitive compensation packages with an appropriate mix of fixed and at-risk compensation to attract and retain top talent who thrive in a results-driven environment

Through fiscal year 2023, the Compensation Committee, with the assistance of its independent compensation consultant, structured the compensation of our executive officers, including our NEOs, using three principal elements: base salary, annual cash incentives, and long-term incentive compensation opportunities in the form of equity awards.

Compensation Setting Process

Role of the Compensation Committee

The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee: (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves the compensation of our Chief Executive Officer, other executive officers and key employees, including option or stock award grants and perquisites and all material employment agreements; (3) reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, evaluates their performance in light of those goals and objectives, and determines and approves their respective compensation levels based on this evaluation; and (4) oversees the administration of our equity-based compensation plans. For more information about the Compensation Committee, please see “Board of Directors and Corporate Governance—Committees of the Board—Compensation Committee.”

The Compensation Committee annually receives a self-assessment from the Chairman and Chief Executive Officer, as well as discusses her assessment of the performance of the President and Chief Financial Officer. The Compensation Committee then reviews their overall performance, and approves the compensation (in consultation with their independent consultant), of the Chief Executive Officer and President and Chief Financial Officer in executive session without management present.

Role of Management

In discharging its responsibilities, the Compensation Committee works with members of our management, including our Chief Executive Officer and President and Chief Financial Officer. At the beginning of each fiscal year, our Chairman and Chief Executive Officer and our President and Chief Financial Officer review the performance of our other executive officers based on such individual’s level of success in accomplishing the business objectives established for them for the prior fiscal year and their overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee. The Compensation Committee reviews and discusses these recommendations and considers them as one factor in determining and approving the compensation of our executive officers.

In addition, the Compensation Committee may request our management’s input on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The Compensation Committee may consider these views with respect to program structures and other compensation-related matters.

Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to engage external advisors, including compensation consultants, legal counsel, and other advisors to assist it in discharging the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs. Our Compensation Committee utilizes the services of ClearBridge Compensation Group LLC (the “independent compensation consultant”), an independent compensation consultant, to advise on various executive and director compensation-related matters, which included providing information, analysis, and other advice during fiscal year 2023, including assistance with the development of a compensation peer group.

During fiscal year 2023, the independent compensation consultant worked with the Compensation Committee as requested and provided various services, including the following:

•	providing information, research, and analysis pertaining to our executive compensation program for the 2023 fiscal year and planning for the 2024 fiscal year;

•	regularly updating the Compensation Committee on market trends, changing practices, and legislation pertaining to compensation;

•	the review, analysis, and updating of our compensation peer group;

•

the review and analysis of the base salary levels, target bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including our NEOs, against competitive market data based on the companies in our compensation peer group and selected broad-based compensation surveys;

•	assisting with reviewing and developing incentive programs;

•	the review of the compensation arrangements of the non-executive members of our Board; and

•	assisted in the completion of a compensation risk assessment.

During the 2023 fiscal year, the independent compensation consultant provided no services to the Company other than those provided to the Compensation Committee.

The Compensation Committee charter requires the Compensation Committee to consider the NYSE independence factors before receiving advice from an advisor, despite the fact that such independence rules are not applicable to controlled companies. For the fiscal year 2023, the Compensation Committee concluded that ClearBridge Compensation Group LLC satisfies the independence requirements of the NYSE rules. In addition, the Compensation Committee believes that the independent compensation consultant’s work did not raise any conflicts of interest during the fiscal year 2023. In reaching this conclusion, the Compensation Committee considered the same rules regarding advisor independence.

Competitive Positioning

At the request of our Compensation Committee, in November 2022, the independent compensation consultant, with the assistance of management, developed a compensation peer group consisting of a blend of consumer-facing, technology-based and subscription-based companies that were of relevant revenue, market capitalization, and industry focus. Based on this compensation peer group, the independent compensation consultant conducted competitive market analyses. This information and analysis were made available to the Compensation Committee as it was making compensation decisions for our fiscal year 2023.

In evaluating and selecting the companies comprising the compensation peer group, we considered the following primary criteria:

•	US-based companies that are consumer-facing, technology-based and subscription-based;

•	similar revenues – within a range of approximately 1/3x to approximately 3.0x our budgeted fiscal year 2022 revenues; and

•	similar market capitalization – within a range of approximately 1/5x to approximately 5.0x our recent market cap.

In addition to the above primary criteria, also considered (but not as a primary selection criteria) were factors such as headquarter location, market cap to revenue ratios, enterprise value, EBITDA, historical stock price performance, number of employees, and business model (i.e., enterprise and / or consumer).

The companies comprising the compensation peer group were as follows:

Braze, Inc.	Bumble Inc.	Chegg, Inc.

Coupa Software Incorporated	Gogo Inc.	Jamf Holding Corp.

KnowBe4, Inc.	Okta, Inc.	Phreesia, Inc.

Qualys, Inc.	Rapid7, Inc.	Smartsheet Inc.

Tenable Holdings, Inc.	Warby Parker Inc.	Workiva Inc.

Our Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group. Based on this review in advance of fiscal year 2024, the Compensation Committee removed Coupa Software Incorporated and KnowBe4, Inc. due to their acquisition, and added Five9, Inc. and Commvault Systems, Inc. due to their relevance from a business and size perspective.

Compensation Elements

The principal elements of our fiscal year 2023 executive compensation program are described in detail below.

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation intended to attract and retain highly talented individuals and motivate top-tier performance through individual contributions. Generally, we use base salary to provide each executive officer, including each NEO, with a specified level of cash compensation during the year with the expectation that they will perform their responsibilities to the best of their ability and in our best interests. The amounts generally are based on level of responsibility and experience, market data, as well as desired pay mix.

The Compensation Committee conducts an annual review of peer group and other data to ensure the NEOs’ target total compensation opportunities are aligned with the Company’s compensation philosophy. Based on this review, the base salaries for each of our NEOs as of the end of the fiscal year 2023, Ms. Seidman Becker, and Messrs. Cornick, Levine, Patterson, Jr., and Moshkani, were as follows: $550,000, $500,000, $450,000, $600,000, and $550,000, respectively. These amounts reflect adjustments made to the base salaries for each of our Chairman and Chief Executive Officer and President and Chief Financial Officer at the beginning of the 2023 fiscal year to maintain competitive market positioning.

Annual Cash Incentives

Annual incentives are designed to link executive compensation directly to Company and individual performance by providing incentives and rewards based upon business performance and an individual’s contributions during the applicable fiscal year.

Annual cash incentives earned for performance in the 2023 fiscal year were determined by performance against goals established by the Compensation Committee under the Annual Incentive Plan (“AIP”). Under the 2023 AIP, eligible members of management were provided an opportunity to earn an annual cash award. Pursuant to the 2023 AIP, the cash bonuses of our NEOs were to be weighted 70% on financial performance and 30% on individual performance for the 2023 fiscal year. The financial performance measures were Total Bookings and Operating Cash Flow. Total Bookings represent our total revenue plus the change in deferred revenue during the period. We define Total Bookings in any particular period to reflect sales to new and renewing CLEAR Plus subscribers plus any accrued billings to partners. The Compensation Committee and management believe that Total Bookings is an important measure of the current health and growth of the business and views it as a leading indicator. For purposes of our 2023 AIP, Operating Cash Flow is our net cash provided by (used in) operating activities, less stock based compensation expense. The Compensation Committee and management believe that given the upfront subscription nature of our business, Operating Cash Flow (as defined for this purpose) is a meaningful indicator of the margin structure of the business.

Target Award Opportunities

Each employee eligible for an annual incentive award was assigned a target award equal to a percentage of that employee’s base salary.

The Compensation Committee reviews the target annual incentive award levels of the NEOs at least annually. Target annual incentive opportunities for 2023 were based upon the applicable employee’s position, responsibilities, and historical and expected future contributions to the Company, as well as peer group and other data.

In connection with the Compensation Committee’s standard annual review of the market competitiveness of the NEOs’ target total compensation opportunities to ensure alignment with the Company’s compensation philosophy, the Compensation Committee approved increasing the target annual incentive opportunity of each of Ms. Seidman Becker and Mr. Cornick to 100% and 90% of salary, respectively, for fiscal year 2023. In addition, in connection with Mr. Moshkani’s expanded role as EVP, CLEAR Verified, effective August 2023, the Compensation Committee approved an increase of his target annual incentive opportunity to 80% of his salary for fiscal year 2023.

Annual Incentive Payouts

The table below summarizes the target annual incentive opportunity for eligible NEOs and actual fiscal year 2023 annual incentive payouts under the AIP, as determined by the Compensation Committee.

Name(1)	2023 Fiscal Year Base Salary	Target Incentive (% of Base Salary)	Actual 2023 Fiscal Year AIP as a % of Target	Actual 2023 Fiscal Year Annual Incentive Award
Caryn Seidman Becker	$550,000	100%	118%	$646,745
Kenneth Cornick	$500,000	90%	118%	$529,155
Kasra Moshkani(2)	$550,000	55%	99%	$300,000
Richard N. Patterson, Jr.	$600,000	17%	78%	$80,000

(1)

Although Mr. Levine left the Company prior to the date of AIP payout and therefore is not included in the table, in recognition of his service for the 2023 fiscal year, the Compensation Committee approved a bonus payment to him of $75,000. Mr. Feldman did not participate in the AIP, and therefore is excluded from the table; Mr. Feldman’s offer letter provided for specific monthly bonuses for the initial period of his employment in lieu of participation in the AIP. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table.”

(2)

Mr. Moshkani’s 2023 AIP actual amounts reflect a prorated target of 80% for approximately four months, and 40% for approximately eight months prior to taking on the expanded role of EVP, CLEAR Verified.

Performance Targets & Achievement Levels

Financial Component: For the fiscal year ended December 31, 2023, the AIP financial performance objectives consisted of rigorous Total Bookings and Operating Cash Flow targets, each weighted at 50% of the overall financial component, with potential payouts under this component ranging from 0-150% of target (with 50% payout at threshold performance level and no payout below threshold performance level). The Compensation Committee believed these metrics were appropriate because, in their view, they were the best indicators of our successful execution of our annual operating strategy and they provided a strong emphasis on growth while managing expenses, which would most directly influence the creation of sustainable long-term stockholder value.

The Compensation Committee, with guidance from the independent compensation consultant, approved threshold, target, and maximum achievement levels for each of the financial performance metrics. To the extent that performance for Operating Cash Flow was below the threshold performance level, there would be no annual incentive payout (regardless of Total Bookings or individual performance). In addition, for the 2023 AIP the potential payment for both financial metrics was capped at the maximum performance level. Achievement levels between threshold and maximum would result in varying payment percentages.

Financial Metrics (Weighting)	2023 Fiscal Year Payout Results
Total Bookings (50%)	103.2% of target
Operating Cash Flow (50%)	104.1% of target

Based on the performance against these pre-determined financial performance objectives, the calculated result of the financial component of the AIP, giving effect to the payment provisions of the 2023 AIP, was 103.7%. The Compensation Committee determines the actual payout made to each NEO, based on a combination of the financial payout result and individual performance described below.

Individual Component: In addition to the financial component, 30% of the target annual cash incentive opportunities for our NEOs in 2023 were based on an assessment of their overall individual performance for the 2023 fiscal year as measured against his or her individual performance goals. Once the 2023 AIP is funded pursuant to the Company’s financial performance, the individual component allows for further differentiation to recognize an individual’s performance, with potential payouts for any NEO’s individual component for 2023 ranging from 0-200% of target. In addition, the overall annual incentive payout may be adjusted down based on an NEO’s individual performance. Individual performance goals are not intended to be formulaic, but rather to serve as the framework upon which the executive officer’s overall performance may be evaluated. Such performance goals are established with reference to each individual executive officer’s position or function within CLEAR, and may also include goals related to the demonstration of leadership and effective decision-making, effective communication, promotion of our strategic and organizational initiatives and values, commitment to excellence and work ethic, successful completion of major projects and organization capability building.

Long-Term Incentive Compensation

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. Equity awards generally have been granted to newly hired and promoted eligible employees, including our NEOs. Specifically, new hire awards have historically been made shortly after an eligible employee’s start date and generally vest 25% after 1.5 years, with the remaining 75% vesting after three years, and subsequent awards for continuing executive officers generally vest in equal annual installments over three years. Special long-term incentive awards also may be (and are) granted off-cycle to recognize substantial achievements, to strengthen retention or in connection with promotions, among other things. See below for a discussion of our transition to an annual grant program.

The realized value of equity awards bears a direct relationship to our stock price, whether the vesting is time-based or performance-based, and, therefore, our Compensation Committee believes these awards are an incentive for our executive officers to create value for our stockholders over a multi-year period. Equity awards also help us retain our executive officers in a highly competitive market.

Our long-term incentive equity awards consist of RSUs and PSUs. We believe that RSUs are an appropriate form of long-term incentive because they combine a tie to our stock price with incentives for key personnel even during times of adverse market conditions. In order to ensure sufficient incentives tied to performance, certain PSUs that have been granted to our NEOs, and those granted as part of our go-forward annual equity award program, are contingent on meeting corporate financial performance goals. The PSUs granted to our co-founders, Ms. Caryn Seidman Becker and Mr. Kenneth Cornick (the “Co-Founders”), at the time of our IPO (the “Founder PSUs”) are contingent on our meeting stock price performance targets, as described further in “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”

To date, the Compensation Committee has not applied a rigid formula in determining the size of equity awards. The Compensation Committee determines the amount of the equity award for each executive officer, including each NEO, after taking into consideration their role and responsibilities, an analysis of market compensation data (including at the companies in our compensation peer group), the current economic value of their unvested equity and the ability of these unvested holdings to satisfy our retention objectives, our contemplated equity budget and potential award ranges for our employees, including our executive officers, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”), the potential voting power dilution to our stockholders (our “overhang”), the recommendations of our Chief Executive Officer (except with respect to her own equity award), and other relevant factors.

2023 Fiscal Year Grants

In September 2023, Mr. Moshkani received a one-time promotion grant of RSUs made in connection with his expanded role as EVP, CLEAR Verified, with a target value of $1,000,000, that will vest ratably in three equal tranches on the first three anniversaries of grant.

Mr. Feldman joined the Company in May 2023 and received a new hire award (consisting of RSUs and PSUs) with a total target value of $5,750,000, of which $3,250,000 of the target value was granted in RSUs and $2,500,000 of the target value was granted in PSUs. In connection with Mr. Feldman’s departure in September 2023, all of these awards were forfeited.

2023 Fiscal Year Performance Achievement

In July 2021 Mr. Moshkani received a new hire award that included 24,193 PSUs, which are eligible to vest on June 21, 2024 based on the achievement of revenue performance goals, including contribution margin, for the 2023 fiscal year. In February 2024 the Compensation Committee certified the achievement of these goals and, as such, it is expected that the 24,193 PSUs will vest in June 2024, subject to Mr. Moshkani’s continued employment.

New Annual Grant Program – 2024 Fiscal Year Grants

In preparation for making 2024 equity compensation decisions, our Compensation Committee reviewed our NEOs’ outstanding equity awards, including the retention value of unvested awards, market data, including equity award practices of our peer companies, as well as other factors. As noted above, after careful review and consideration, the Compensation Committee, with the assistance of the independent compensation consultant, determined to shift away from equity awards granted periodically (generally granted every three years), and begin granting equity awards to eligible members of senior management annually (at reduced target values reflective of annual grants). The Compensation Committee believes that this shift will provide compensation that is retentive and drives performance, while enhancing the Compensation Committee’s ability to annually review and adjust executive compensation based on company and individual performance, and better reflects public company practice. The Compensation Committee began making annual grants to certain NEOs in February 2024, and will continue to transition the remainder of eligible members of senior management over the coming years.

As such, in February 2024, our Compensation Committee approved an annual grant for Mr. Moshkani with a target value of $2,000,000, consisting of 50% time-based RSUs and 50% PSUs. The time-based RSUs will vest ratably in equal installments on each of the first three anniversaries of grant, and the PSUs will cliff vest upon the achievement of pre-approved financial metrics (which may result in payouts between 0% and 150% of target) over a three-year performance period.

Also in 2024, the Compensation Committee elected to start providing annual equity incentives to our Co-Founders. This decision followed a lengthy review by the Compensation Committee in consultation with the independent compensation consultant, including reviews of the market competitiveness of compensation pay levels for the Co-Founders and the annualized target value of the Founder PSUs. Based on that assessment, the Co-Founders’ annualized target compensation (inclusive of the annualized target value of the Founder PSUs) was below the market median of their respective peer group matches. The Compensation Committee determined that it was important and to the benefit of the Company to increase the market competitiveness of the Co-Founders’ total annual compensation opportunities, and to do so with equity compensation to both further align the Co-Founders’ opportunities with members of senior management who are shifting to annual equity incentives and further align their interests with our other stockholders.

As a result, in February 2024, the Compensation Committee approved time-based RSU grants for Ms. Seidman Becker and Mr. Cornick with grant date values of $5,000,000 and $3,750,000, respectively. These time-based RSU awards will vest ratably in equal tranches on the first three anniversaries of the date of grant. In determining the type of long-term incentives to grant, the Compensation Committee, in consultation with their independent compensation consultant, reviewed the annualized target value of the Founder PSUs, the rigor of the Founder PSU goals (i.e., goals have not yet been met, and therefore continue to provide meaningful incentives with the possibility of meeting the goals through the first half of 2026), long-term incentive mix for other CLEAR executives who are shifting to an annual program (i.e., a combination of time-vested RSUs and PSUs), and peer long-term incentive practices. As a result of this assessment, the Compensation Committee determined that the Founder PSUs continue to provide significant performance incentives, and therefore the 2024 annual grants to the Co-Founders would be time-based RSUs to provide a mix of long-term incentive opportunities. See below under “Executive Compensation—Founder PSUs” for more information.

Benefits

Our executive officers, including our NEOs, generally are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and commuter benefits.

We also maintain the 401(k) Plan that provides eligible U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. Participants may make pre-tax contributions to the 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code of 1986, as amended (the “Code”). An employee’s interest in his or her pre-tax deferrals is 100% vested when contributed. As a tax-qualified retirement plan, contributions to the 401(k) Plan are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the plan. In fiscal year 2023, we matched the 401(k) Plan contributions for all employees who contribute to the 401(k) Plan, including our executive officers. Specifically, we match 50% of an employee’s contributions up to a maximum of $2,000 in a calendar year. Participants will vest in 100% of CLEAR contributions after three years of service.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis set forth above with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement for filing with the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation earned for the fiscal years ended December 31, 2023, 2022 and 2021, by our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation(3)	Total ($)

Caryn Seidman	2023	550,000	—	—	646,745	—	1,196,745

Becker	2022	424,999	—	—	246,279	—	671,278

Chairman and Chief Executive Officer	2021	425,000	—	39,797,012	119,000	—	40,341,012

Kenneth Cornick	2023	500,000	—	—	529,155	2,000	1,031,155
President and Chief Financial Officer	2022	424,999	—	—	246,279	2,000	673,278
	2021	425,000	—	29,821,502	119,000	2,000	30,367,502

Matthew Levine(4)	2023	450,000	—	—	75,000	2,000	527,000

Former General Counsel, Chief Privacy Officer and Secretary	2022	428,124	—	3,779,182	180,000	—	4,387,306

Kasra Moshkani(4)	2023	550,000	—	1,000,000	300,000	2,000	1,852,000

Executive Vice President, CLEAR Verified	2022	525,000	—	499,998	305,514	2,000	1,332,512

Richard N.	2023	600,000	—	—	80,000	2,000	682,000

Patterson, Jr.	2022	600,000	—	—	135,527	2,000	737,527

Chief Information Security Officer	2021	600,000	—	1,450,000	95,000	2,000	2,147,000

Jonathan Feldman(5)	2023	204,166	166,665(6)	5,749,991	—	250,000(7)	6,370,822
Former Executive Vice President, Powered by CLEAR

(1)

This column reflects the aggregate grant date fair value of Company RSUs and PSUs granted to the NEOs in the applicable year, without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the date of grant. The assumptions used by the Company in calculating the grant date fair values are set forth in Note 15 to our financial statements included in our 2023 Form 10-K. See more information regarding grants during fiscal year 2023 as set forth in the “Grants of Plan-Based Awards” table below. The grant date value reported for PSUs granted in 2023 and 2022 assumes 100% achievement, which is the maximum. For the 2022 figures, a portion of the awards reflected for Mr. Levine represents awards granted in 2021 subject to performance-based vesting; because the performance metrics were not set until 2022, they are reflected in this table as 2022 compensation in accordance with the accounting treatment of the award. For the 2021 figures, this column includes the Founder PSUs. The grant date fair value of the Founder PSUs was determined using a Monte Carlo simulation approach, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award. In addition, for Mr. Patterson, the 2021 figure represents $1,450,000 for an award granted in December 2020 subject to performance-based vesting; because the performance metrics were not set until early 2021, they are reflected in this table as 2021 compensation in accordance with the accounting treatment of the award.

(2)

Reflects payments under our AIP for the applicable year, determined based on achievement against predetermined financial metrics of the Company and individual performance, as described in the Compensation Discussion & Analysis.

(3)	Except as otherwise described, this column reflects 401(k) matching contributions paid by the Company. Excludes perquisites that in the aggregate are less than $10,000.

(4)	Mr. Levine and Mr. Moshkani were not named executive officers for 2021 and so compensation for 2021 is not included.

(5)	Amounts in this table reflect the portion of the fiscal year in which Mr. Feldman was employed.

(6)	Reflects monthly bonus payments pursuant to Mr. Feldman’s offer letter described below.

(7)	Amount reflects severance payments required pursuant to Mr. Feldman’s offer letter described below. See “Potential Payments upon Termination of Employment or Change in Control” for more information.

Narrative Disclosure to Summary Compensation Table

Employment Arrangements and Restrictive Covenant Agreements. Our Co-Founders, Ms. Seidman Becker and Mr. Cornick, are subject to non-compete and non-solicit covenants pursuant to Alclear’s amended and restated operating agreement while holding Alclear Units (as defined below) and for 12 months thereafter. They do not have employment agreements.

We, through a wholly-owned subsidiary, entered into an offer letter with Mr. Patterson, dated as of December 7, 2020, pursuant to which Mr. Patterson agreed to serve as Chief Information Security Officer. His offer letter provided for an initial annual base salary equal to $600,000, an annual target bonus equal to 17% of Mr. Patterson’s base salary and his initial equity grant made in 2020. Mr. Patterson is eligible to participate in employee benefits provided from time to time to similarly situated employees.

Mr. Patterson also signed an agreement that contains a non-competition covenant that applies during the term of employment and for 12 months thereafter, a non-solicitation of employees, consultants and customers covenant that applies during the term of employment and for 12 months thereafter, a non-hire of employees covenant that applies during the term of employment and for 12 months thereafter, a perpetual confidentiality covenant and a perpetual non-disparagement covenant.

We, through a wholly-owned subsidiary, entered into an offer letter with Mr. Moshkani, dated as of May 10, 2021, pursuant to which Mr. Moshkani agreed to serve as Executive Vice President, Operations. His offer letter provided for an initial annual base salary equal to $500,000, an annual target bonus equal to 30% of Mr. Moshkani’s base salary and an initial equity grant made in 2021. Also see “Potential Payments upon Termination of Employment or Change in Control” below.

Mr. Moshkani also signed an agreement that contains a non-competition covenant that applies during the term of employment and for 12 months thereafter, a non-solicitation of employees, consultants and customers covenant that applies during the term of employment and for 12 months thereafter, a non-hire of employees covenant that applies during the term of employment and for 12 months thereafter, a perpetual confidentiality covenant and a perpetual non-disparagement covenant.

We, through a wholly-owned subsidiary, entered into an offer letter with Mr. Feldman, dated as of April 19, 2023, pursuant to which Mr. Feldman agreed to serve as EVP, Powered by CLEAR. His offer letter provided for an initial annual base salary equal to $500,000 and an initial equity grant made in 2023. Pursuant to the offer letter, from Mr. Feldman’s start date through December 31, 2024 (or earlier termination), Mr. Feldman would receive bonuses of $33,333 per month, paid monthly. Beginning in fiscal year 2025, Mr. Feldman would be eligible to receive annual bonuses at a target value of 80% of his base salary. Mr. Feldman was eligible to participate in employee benefits provided from time to time to similarly situated employees. Mr. Feldman’s offer letter provided him with severance equal to six months of his annual base salary if he was terminated without cause or resigned for good reason prior to the first anniversary of the start of his employment.

Mr. Feldman’s offer letter also contained a non-competition covenant that applies during the term of employment and for 12 months thereafter, a non-solicitation of employees, consultants and customers covenant that applies during the term of employment and for 12 months thereafter, a non-hire of employees covenant that applies during the term of employment and for 12 months thereafter, a perpetual confidentiality covenant and a perpetual non-disparagement covenant.

Grants of Plan-Based Awards

The table below presents information regarding Company equity awards granted under the Company’s 2021 Omnibus Incentive Plan and annual cash incentive opportunities under our AIP for the fiscal year ended December 31, 2023 to each NEO.

Name	Year	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Caryn Seidman Becker	2023	(3)	$275,000	$550,000	$907,500

Kenneth Cornick	2023	(3)	$225,000	$450,000	$742,500

Matthew Levine	2023	(3)	$90,000	$180,000	$297,000

Kasra Moshkani	2023	(3)	$150,082	$300,164	$495,271
	2023	10/1/23(4)							52,521	1,000,000

Richard N. Patterson, Jr.	2023	(3)	$51,000	$102,000	$168,300

Jonathan Feldman	2023	5/1/2023(5)							133,910	3,249,996
	2023	6/1/2023(6)				15,300	30,600	30,600		750,006
	2023	6/1/2023(6)				35,700	71,399	71,399		1,749,989

(1)	The grant date is presented in accordance with Topic 718 where applicable.

(2)

This column reflects the aggregate grant date fair value of the RSU awards granted to each NEO in the 2023 fiscal year without any reduction for risk of forfeiture as calculated in accordance with Topic 718 as of the date of grant.

(3)

This row reflects the possible payouts under the Company’s AIP for performance in fiscal year 2023. Each of the eligible NEOs is assigned a target bonus which is a percentage of the NEO’s base salary for such fiscal year. The amounts actually paid by the Company in February 2024 for performance in fiscal year 2023 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding our AIP, please see “Compensation Discussion & Analysis—Compensation Elements—Annual Cash Incentives.” As described above, Mr. Feldman was not eligible for the AIP for 2023.

(4)

This row reflects the number of RSUs awarded in fiscal year 2023. This grant of RSUs to Mr. Moshkani will vest in three equal installments on October 1, 2024, 2025 and 2026, subject to continued employment requirements.

(5)

This row reflects the number of RSUs awarded in fiscal year 2023. 25% of this grant of RSUs to Mr. Feldman would vest on November 1, 2024 and 75% would vest on May 1, 2026, subject to continued employment requirements. All these equity awards were forfeited upon his departure from the Company.

(6)

This row reflects the threshold, target and maximum number of PSUs awarded in fiscal year 2023. With respect to Mr. Feldman, up to 30,600 PSUs would vest upon the later of October 31, 2024 or the certification of the achievement against pre-determined performance goals measured as of October 31, 2024, subject to continued employment requirements, and up to 71,399 PSUs would vest upon the later of April 30, 2026 or the certification of the achievement against pre-determined performance goals measured as of December 31, 2025, subject to continued employment requirements. All these equity awards were forfeited upon his departure from the Company.

Outstanding Equity Awards at Fiscal Year End

The following tables provide information about the outstanding equity awards held by our NEOs as of December 31, 2023.

Name	Grant Type	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(1)

Caryn Seidman Becker	PSUs(2)	—	—	2,405,831	49,680,41

Kenneth Cornick	PSUs(2)	—	—	1,802,786	37,227,531

Matthew Levine	RSUs(3)	85,623	1,768,115	—	—

Kasra Moshkani	RSUs(4)	165,425	3,416,026	—	—

	PSUs(5)	24,193	499,585	19,157	395,592

Richard N. Patterson, Jr.	—	—	—	—	—

Jonathan Feldman	—	—	—	—	—

(1)	Calculated using the closing price of Class A Common Stock on the NYSE on December 29, 2023 of $20.65 per share.

(2)

Represents the one-time grant of the Founder PSUs at the time of the IPO and is the maximum number of shares that could vest assuming full achievement of the stock price goals in the award. See below under “Founder PSUs” for more information regarding the vesting conditions.

(3)

With respect to Mr. Levine, this row reflects an award of 8,327 RSUs (from an original award of 24,980 RSUs) granted in January 2021, 3,331 RSUs (from an original award of 9,992 RSUs) granted in March 2021, and 73,965 RSUs (from an original award of 110,947 RSUs) granted in November 2022. Each RSU award vests ratably over a three-year period on the anniversary of the date of grant. Excludes PSUs granted to Mr. Levine in January and March 2021 with a performance period that ended on December 31, 2023, which were forfeited due to not meeting the performance conditions.

(4)

With respect to Mr. Moshkani, this row reflects a new hire award of 112,904 RSUs (from an original award of 145,162 RSUs) granted in July 2021, which vests on June 21, 2024, and a promotion grant of 52,521 RSUs granted in October 2023, which will vest ratably on October 1, 2024, 2025, and 2026. Mr. Moshkani’s new hire award included performance-based awards discussed in note 5 of this table.

(5)

With respect to Mr. Moshkani, this row reflects an award of 24,193 PSUs granted as part of the new hire award discussed in note 4 of this table, all of which PSUs will vest on June 21, 2024, subject to continued employment, due to the achievement of revenue performance goals for the 2023 fiscal year, and 19,157 PSUs granted in June 2022, which will be eligible for vesting on June 1, 2025, based on bookings performance as of December 31, 2024, subject to continued employment.

Founder PSUs. The Founder PSUs granted in connection with our IPO are eligible for vesting between the second and fifth anniversaries of the closing of our IPO, with vesting subject to sustained stock price performance between 1.5 and 3.0 times the IPO price of $31. The Founder PSUs were granted under the 2021 Omnibus Incentive Plan based on the following terms:

•

Achievement of a price hurdle depends on the average volume-weighted average price per share (or VWAP) for the trading days during any 180-day period ending within the applicable measurement period as follows (and each price hurdle may be met only once):

Price Hurdle (Multiple of IPO Price)	Measurement Period (From IPO Closing)	Portion of PSUs Eligible to Vest

1.5x	Second anniversary to fifth anniversary	1/3

2.0x	Third anniversary to fifth anniversary	1/3

3.0x	Fourth anniversary to fifth anniversary	1/3

•

As of the fifth anniversary of the closing of our IPO, if the 180-day VWAP stock price falls between two price hurdles, then additional Founder PSUs will vest on a pro-rated basis based on straight-line interpolation between the two price hurdles. Any remaining unearned Founder PSUs will be forfeited.

•

Upon an involuntary termination without cause or resignation for good reason, or death or disability, or if a Co-Founder’s executive role ends but the Co-Founder remains on the Board, the Founder PSUs remain eligible for vesting based on the above performance criteria for up to two years following the Co-Founder’s cessation of service (but no later than the fifth anniversary of the closing of our IPO). Upon a change in control, if the transaction price falls between two price hurdles, then an applicable portion of the Founder PSUs will vest on a pro-rated basis based on straight-line interpolation between the two price hurdles.

No Hedging or Pledging of Company Stock. Directors, executive officers and employees, including their designees, are prohibited from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities that are (1) granted to the director, officer or employee by the Company as part of such director’s, officer’s or employee’s compensation; or (2) held, directly or indirectly, by the director, officer or employee. In addition, directors, officers and employees of the Company are prohibited from purchasing securities of the Company on margin and may not purchase securities of the Company on margin or pledge, or otherwise grant a security interest in, securities of the Company in margin accounts.

Stock Vested

The table below shows RSUs that vested during fiscal year 2023.

Name	RSUs
	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Caryn Seidman Becker	—	—
Kenneth Cornick	—	—
Matthew Levine	48,640	942,011
Kasra Moshkani	—	—
Richard N. Patterson, Jr.	74,940	1,600,718
Jonathan Feldman	—	—

(1)	Calculated using the closing price of Class A Common Stock on the NYSE on the applicable vesting date.

Potential Payments upon Termination of Employment or Change in Control

The following discussion sets forth a quantification of estimated severance and other benefits payable to the NEOs under various circumstances regarding the termination of their employment and change in control situations (other than Mr. Feldman, who departed the Company in September 2023 and received a severance payment equal to six months of his salary, or $250,000, as required by his offer letter described above, as a result of his involuntary termination without cause). In calculating these amounts, we have taken into consideration or otherwise assumed the following:

•	Termination of employment and/or change in control occurred after the close of business on December 31, 2023.

•

We have valued equity awards (including for purposes of the per share price paid in a change in control) using the closing market price of our Class A Common Stock of $20.65 on the NYSE on December 29, 2023, the last trading day of fiscal year 2023.

•

In the event of termination of employment, the payment of certain amounts may be delayed, depending upon the terms of each specific award agreement and the applicability of Code Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

•	We have assumed that all performance objectives for performance-based awards (excluding the Founder PSUs which are market-based awards tied to stock price) are achieved.

In the event of a voluntary termination of employment, a retirement, disability or termination by the Company for “Cause,” no NEO would have been entitled to any payments, excluding any vested benefits.

In the event of a termination of employment by the Company without “Cause” or a termination of employment by the NEO for “Good Reason,” Mr. Kasra Moshkani’s offer letter provides him with severance equal to three months of his annual base salary, which is a value at December 31, 2023 of approximately $137,500.

In the event of a termination of employment due to death, Mr. Matthew Levine’s November 2022 award agreement provides for vesting of 73,965 RSUs (with an assumed value at December 31, 2023 of $1,527,377), and Mr. Kasra Moshkani’s October 2023 award agreement provides for vesting of 52,521 RSUs (with an assumed value at December 31, 2023 of $1,084,559).

All of the unvested RSUs held by the NEOs (other than the Founder PSUs) provide for “double-trigger” vesting. That is, in the event of a change in control, if the grantee is involuntarily terminated without cause or resigns for good reason (as defined in the award agreement), within three months before or 12 months after the change in control, then the equity awards will become fully vested. Also see the description of the terms of the Founder PSUs above, whose value upon a change in control would depend on the stock price at such time. In the event of such an occurrence on December 31, 2023 (based on a stock price of $20.65 per share), Ms. Seidman Becker and Messrs. Cornick, Levine, Moshkani, and Patterson, Jr. would have been entitled to vesting of equity awards with a value of: $0, $0, $1,768,115, $2,811,618, and $0, respectively.

CEO Pay Ratio

We are providing the following information about the relationship of the median annual total compensation of our employees and the total compensation of Ms. Caryn Seidman Becker, our Chairman and Chief Executive Officer as of December 31, 2023, as required by the SEC’s pay ratio disclosure rules.

To identify our median employee, we first determined our employee population as of December 31, 2023. We included 4,234 employees (excluding Ms. Seidman Becker) located in the U.S., representing all full-time, part-time, seasonal and temporary employees employed in the U.S. by the Company on that date. We excluded 18 Israel-based employees and 8 Argentina-based employees from our employee population, which represented all of our non-U.S. employees as of December 31, 2023, as they collectively constituted less than 5% of our total employees. To determine the median employee, we measured each employee’s annual compensation using W-2 payment information, which included base salary, overtime payments, short and long-term incentives, and sales incentives. Compensation for full-time employees who were employed for less than the full fiscal year (i.e., full-time employees who were hired during the course of the 2023 fiscal year) was not annualized.

Once we identified the median employee, we determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determined the total compensation of our NEOs for purposes of the Summary Compensation Table above.

Using these guidelines, for the 2023 fiscal year, our Chairman and Chief Executive Officer had annual total compensation of $1,196,745 and the median employee, a full-time Ambassador, had annual total compensation of $31,082. The resulting ratio was 39:1.

Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio provided above may not be comparable to the pay ratio reported by other companies, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and by SEC disclosure rules, we are providing the following information about the relationship between executive compensation and certain financial performance of the Company. The following table sets forth information with respect to the alignment between the Company’s executive compensation and its financial performance.

Year	SCT Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Average SCT Total for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss)	Operating Cash Flow (4)
					Company TSR	Peer Group TSR (3)
2023	$1,196,745	($11,353,672)	$2,092,595	($1,484,650)	$54	$88	$49,888,000	$225,033,000
2022	$671,278	($8,029,810)	$1,609,024	($582,839)	$69	$63	($115,436,000)	$168,310,000
2021	$40,341,012	$59,745,791	$24,580,335	$30,194,630	$78	$97	($115,171,000)	$69,707,000

(1)
The PEO was Caryn Seidman Becker for all years in the table. The other NEOs were Kenneth Cornick (all years), Richard N. Patterson, Jr. (2022 and 2023), Matthew Levine (2022 and 2023), Kasra Moshkani (2022 and 2023), Sam Hall (2021 and 2022) and Jonathan Feldman (2023). Information prior to 2021 is not included because we were not a public reporting company until June 2021.

(2)
The table below summarizes the adjustments required to be made to the amounts reported in the Summary
Compensation
Table for the applicable year in accordance with Item 402(v) of Regulation
S-K
in order to determine the amounts shown in the table above as being “Compensation Actually Paid.” The fair value of the equity awards on different measurement dates was updated for stock price and, for the Founder PSUs which value was determined by a Monte Carlo simulation, updated volatility and other inputs on the measurement date.

Adjustments	2023		2022		2021
	PEO	Other NEOs*	PEO	Other NEOs*	PEO	Other NEOs*
Total Compensation from SCT	1,196,745	2,092,595	$671,278	$1,609,024	$40,341,012	$24,580,335
Adjustments for stock and option awards
(Subtraction): Deduction for Amounts Reported under the “Stock Awards” Columns in the Summary Compensation Table for applicable fiscal year	—	(3,125,000)	—	(855,836)	(39,797,012)	(24,078,494)
Addition: Fair value at year end of awards granted during the covered fiscal year that are outstanding and unvested at year end	—	216,912	—	800,512	39,030,594	21,960,130

Adjustments	2023		2022		2021
	PEO	Other NEOs*	PEO	Other NEOs*	PEO	Other NEOs*
Addition (Subtraction): Year-over-year change in fair value at year end of awards granted in any prior fiscal year that are outstanding and unvested at year end	(12,550,417)	(2,182,965)	(8,701,088)	(1,769,137)	—	—
Addition: Vesting date fair value of awards granted and vesting during such year	—	—	—	—	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	—	(169,336)	—	(367,403)	20,171,198	7,732,659
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	—	(191,856)	—	—	—	—
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—	—	—	—	—
Compensation Actually Paid (as calculated)	($11,353,672)	($1,484,650)	($8,029,810)	($582,839)	$59,745,791	$30,194,630

*	Amounts presented are averages for the entire group of other NEOs.

(3)	The Peer Group TSR represents the published S&P Software & Services Select Industry Index used by the Company for the performance graph required by Regulation S-K Item 201(e) in the 2023 Form 10-K.

(4)	Operating Cash Flow means the net cash provided by (used in) operating activities, as set forth in our financial statements.

Performance Measures
For the fiscal year 2023, the most important performance measures the Company used to link compensation actually paid to its NEOs and company performance were:

Total Stockholder Return	Operating Cash Flow	Total Bookings
Relationship Between Pay and Performance
The following reflect the relationships between (i) the Company’s compensation actually paid (“CAP”) to our PEO and the average of CAP to our Other NEOs in fiscal years 2021, 2022, and 2023, (ii) our cumulative TSR and our peer group TSR during the period from June 30, 2021 through December 31, 2023, assuming an investment of $100 as of market close on June 30, 2021, and (iii) our net income and Operating Cash Flow for the fiscal years 2021, 2022 and 2023.

Table above reflects TSR at each point in time, actual TSR between the periods fluctuates.

Equity Compensation Plan Information
The following table sets forth information with respect to compensation plans in effect as of December 31, 2023 under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2) (c)

Class A Common Stock equity compensation plans approved by security holders	8,106,574	—	17,493,538

Class A Common Stock equity compensation plans not approved by security holders	—	—	—

Total	8,106,574	—	17,493,538

(1)	The amounts in this column are comprised only of RSUs (some of which are subject to performance criteria), as those are the only form of award outstanding as of December 31, 2023.

(2)
Pursuant to the terms of the 2021 Omnibus Incentive Plan approved by stockholders, the number
of shares available thereunder will automatically increase each fiscal year beginning with fiscal year 2022 and ending with fiscal year 2031 by the lesser of (a) 5% of the aggregate number of shares of all classes of Common Stock outstanding (that is, assuming exchange and/or conversion of all other classes of Common Stock into Class A Common Stock) on the final day of the immediately preceding calendar year or (b) such number of shares determined by the Compensation Committee or the Board; provided that any such increase shall not result in the number of shares then available for future grants being greater than an amount equal to 12% of the number of shares of all classes of Common Stock (that is, assuming exchange and/or conversion of all other classes of Common Stock into Class A Common Stock) outstanding on the last day of the immediately preceding calendar year. For fiscal year 2024, the Compensation Committee approved no increase in the 2021 Omnibus Incentive Plan, which such increase would have been effective on the first business day of 2024.

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act and the related rules of the SEC we are seeking stockholder approval, on an advisory (non-binding) basis, of the compensation of our NEOs as disclosed under the “Compensation Discussion & Analysis” and “Executive Compensation” sections of this Proxy Statement. In considering your vote, we invite you to review the Company’s compensation philosophy and program under “Compensation Discussion & Analysis.” As described in the Compensation Discussion & Analysis, we believe that the Company’s executive compensation program effectively aligns the interests of our NEOs with those of our stockholders by tying a significant portion of compensation to the Company’s performance and by providing a level of compensation needed to recruit, retain and motivate talented executive officers critical to the Company’s long-term success. We are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the stockholders of Clear Secure, Inc. (“CLEAR”) approve, on an advisory basis, the compensation of CLEAR’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in CLEAR’s Proxy Statement for the 2024 annual meeting under the headings ‘Compensation Discussion & Analysis’ and ‘Executive Compensation’.”

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of all our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

It is expected that the next say-on-pay vote will occur at the 2025 annual meeting of stockholders.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of our Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation holders of our Class A Common Stock or Class C Common Stock will have one vote per share, and holders of our Class B Common Stock or Class D Common Stock will have twenty votes per share.

The Board unanimously recommends that you vote FOR this proposal.

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of the date of this Proxy Statement and their positions are shown below.

NAME	AGE	POSITION

Caryn Seidman Becker(1)	51	Chairman and Chief Executive Officer

Kenneth Cornick(1)	51	President and Chief Financial Officer

Kyle McLaughlin	36	Executive Vice President, Aviation

Kasra Moshkani	40	Executive Vice President, CLEAR Verified

Richard N. Patterson Jr.	55	Chief Information Security Officer

(1)	The biographies for Ms. Caryn Seidman Becker and Mr. Kenneth Cornick appear above under “Proposal 1 – Election of Directors.”

Kyle McLaughlin has served as our Executive Vice President, Aviation since August 2023, having previously served as our Senior Vice President, Operations since May 2022. From 2018 to 2022, he served as Senior Vice President and then global Chief Executive Officer of Tough Mudder, the adventure entertainment brand where he led teams across four continents and guided the company through a strategic acquisition and post-pandemic recovery. Prior to that, Mr. McLaughlin served in various leadership roles in the entertainment, sports and live events industry, including as a senior operations leader at New York Road Runners, the producer of the New York City Marathon, where he oversaw all safety, security and emergency management for the largest and most complex marathon in the world. During his time in the endurance sports industry, he served as a board director and Vice President for industry association Running USA. Mr. McLaughlin holds a Bachelor’s of Science Degree in Diplomacy and International Relations from the Whitehead School of Diplomacy at Seton Hall University.

Kasra Moshkani has served as our Executive Vice President, CLEAR Verified, since August 2023, and previously served as our Executive Vice President, Operations from June 2021 to August 2023. Prior to joining CLEAR, Mr. Moshkani served in multiple roles at OYO Hotels & Homes, a global platform for booking hotel and home stays, from 2019 to 2021, most recently as U.S. Chief Executive Officer. Prior to that, he had various roles with Uber Technologies, Inc. (NYSE: UBER), a technology-based mobility provider, from 2014 to 2019, most recently as Director & Regional General Manager where he oversaw ridesharing operations for various cities, states and regions across the U.S. Before that, Mr. Moshkani served as Chief Executive Officer of HireBrite, a technology company he founded that connects employers to students for jobs and internships. Earlier in his career, he worked in investment banking and private equity investing at Grail Partners. He holds a Bachelor of Arts degree from Harvard University and a Master of Business Administration degree from the University of Chicago Booth School of Business.

Richard N. Patterson Jr. has served as our Chief Information Security Officer since 2020. Prior to joining us, Mr. Patterson was the Head of Security Operations, Head of Risk at

Bridgewater Associates, an investment management firm, from 2014 to 2020. Prior to that, he served as the Director of Information Security, Compliance and Privacy at PetSmart, a pet superstore, from 2011 to 2014 and Director of Security for Sidley Austin LLP, a law firm, from 2006 to 2011. He also previously served as a special agent for the U.S. Secret Service and U.S. Army Criminal Investigative Division. Mr. Patterson holds a Bachelor of Arts degree from California State University, Fullerton, and a Masters in Computer, Network and Information Security from DePaul University.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who beneficially own more than 10% of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require the Company to identify anyone who failed to file a required report or filed a late report during the fiscal year ended December 31, 2023. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth, to the best of the Company’s knowledge, certain information as of April 15, 2024 with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock by:

•	each person who is known to be the beneficial owner of more than 5% of any class or series of our capital stock;

•	each of our NEOs for fiscal year 2023;

•	each of our current directors; and

•	all of our directors and executive officers as a group.

The amounts and percentages of Class A Common Stock and Class B Common Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Clear Secure, Inc., 85 10th Avenue, 9th Floor, New York, New York 10011.

Name of Beneficial Owner	Class A Common Stock Owned (on a fully exchanged and converted basis)(1)		Class B Common Stock Owned (on a fully exchanged basis)(2)(3)		Combined Voting Power(4)
	Number	Percentage	Number	Percentage
5% Equityholders
Alclear Investments, LLC(2)(5)	20,461,968	14.03%	20,382,033	76.33%	62.42%
Alclear Investments II, LLC(3)(6)	6,401,826	4.39%	6,321,891	23.67%	19.37%
William H. Miller III(7)	11,388,907	7.81%	—	—	1.74%
The Vanguard Group(8)	9,460,663	6.49%	—	—	1.45%
Delta Air Lines, Inc.(9)	8,277,958	5.68%	—	—	1.27%
BlackRock, Inc.(10)	7,675,920	5.26%	—	—	1.18%
Directors and Named Executive Officers
Caryn Seidman Becker(5)(11)	20,461,968	14.03%	20,382,033	76.33%	62.42%
Kenneth Cornick(6)(11)	6,401,826	4.39%	6,321,891	23.67%	19.37%
Matthew Levine(12)	443,568	*	—	—	*
Kasra Moshkani(11)	21,894	*	—	—	*
Richard N. Patterson, Jr.	41,727	*	—	—	*
Jonathan Feldman	—	—	—	—	—

Name of Beneficial Owner	Class A Common Stock Owned (on a fully exchanged and converted basis)(1)		Class B Common Stock Owned (on a fully exchanged basis)(2)(3)		Combined Voting Power(4)
	Number	Percentage	Number	Percentage
Michael Z. Barkin(13)(14)	195,235	*	—	—	*
Jeffery H. Boyd(13)(15)	1,111,929	*	—	—	*
Tomago Collins(11)(13)	22,907	*	—	—	*
Shawn Henry(11)(13)	4,704	*	—	—	*
Kathryn A. Hollister(11)(13)	22,907	*	—	—	*
Adam J. Wiener(13)	208,863	*	—	—	*
All directors and executive officers as a group (11 persons)	28,499,384	19.54%	26,703,924	100%	82.03%

*	Less than 1%.

(1)

Prior to our IPO, our business was conducted through Alclear Holdings, LLC (“Alclear Holdings”) and its subsidiaries. In a series of transactions that occurred in connection with our IPO, (i) the Company became the sole managing member of Alclear Holdings and acquired non-voting common units of Alclear Holdings (the “Alclear Units”), (ii) certain direct or indirect equityholders of Alclear Holdings acquired shares of our Class A Common Stock and (iii) certain direct or indirect equityholders of Alclear Holdings had their interests reclassified into Alclear Units and acquired shares of our Class C Common Stock or, in the case of the Co-Founder Members (as defined below), shares of our Class D Common Stock (collectively, the “Alclear Members”). Subject to certain restrictions, the Alclear Members, other than the Co-Founder Members, have the right to exchange any vested Alclear Units (together with a corresponding number of shares of Class C Common Stock) for, at our option, (i) shares of Class A Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). Each Co-Founder Member has the right to exchange any vested Alclear Units (together with a corresponding number of shares of Class D Common Stock) for, at our option, (i) shares of Class B Common Stock on a one-for-one basis and to convert shares of Class B Common Stock into shares of Class A Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). The numbers of shares of Class A Common Stock beneficially owned and percentages of beneficial ownership set forth in the table assume that (i) all vested Alclear Units (together with the corresponding shares of Class C Common Stock) have been exchanged for shares of Class A Common Stock, (ii) all vested Alclear Units (together with the corresponding shares of Class D Common Stock) have been exchanged for shares of Class B Common Stock and (iii) all shares of Class B Common Stock have been converted into shares of Class A Common Stock. See “Certain Relationships and Related Party Transactions—Exchange Agreement.” Set forth below is a table that lists each of our directors and NEOs who beneficially own Alclear Units and corresponding shares of Class C Common Stock and Class D Common Stock as of April 15, 2024:

Name	Number of Alclear Units and Shares of Class C Common Stock	Number of Alclear Units and Shares of Class D Common Stock
Caryn Seidman Becker	—	19,630,246
Kenneth Cornick	—	6,166,444
Matthew Levine	413,122	—
Michael Z. Barkin	179,854	—
Jeffery H. Boyd	1,084,498	—

(2)

Alclear Investments, LLC (“Alclear Investments”) holds 19,630,246 Alclear Units and an equal number of shares of Class D Common Stock, and 751,787 shares of Class B Common Stock. Alclear Investments, LLC has the right to exchange any vested Alclear Units (together with a corresponding number of shares of Class D Common Stock) for, at our option, (i) shares of Class B Common Stock on a one-for-one basis and to convert shares of Class B Common Stock into shares of Class A Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). The numbers of shares of Class B Common Stock beneficially owned and percentages of beneficial ownership set forth in the table assume that all vested Alclear Units (together with the corresponding shares of Class D Common Stock) have been exchanged for shares of Class B Common Stock. See “Certain Relationships and Related Party Transactions—Exchange Agreement.”

(3)

Alclear Investments II, LLC (“Alclear Investments II,” and together with Alclear Investments, the “Co-Founder Members”) holds 6,166,444 Alclear Units and an equal number of shares of Class D Common Stock, and 155,447 shares of Class B Common Stock. Alclear Investments II, LLC has the right to exchange any vested Alclear Units (together with a corresponding number of shares of Class D Common Stock) for, at our option, (i) shares of Class B Common Stock on a one-for-one basis and to convert shares of Class B Common Stock into a shares of Class A Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). The numbers of shares of Class B Common Stock beneficially owned and percentages of beneficial ownership set forth in the table assume that all vested Alclear Units (together with the corresponding shares of Class D Common Stock) have been exchanged for shares of Class B Common Stock. See “Certain Relationships and Related Party Transactions—Exchange Agreement.”

(4)

Percentage of combined voting power represents voting power with respect to all shares of our outstanding Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, voting together as a single class. Each holder of Class B Common Stock and Class D Common Stock is entitled to 20 votes per share and each holder of Class A Common Stock and Class C Common Stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C Common Stock and Class D Common Stock do not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with our Class A Common Stock and Class B Common Stock.

(5)	Alclear Investments is controlled by Ms. Seidman Becker, its sole manager, who has dispositive control and voting control over the shares held by Alclear Investments.

(6)	Alclear Investments II is controlled by Mr. Cornick, its sole manager, who has dispositive control and voting control over the shares held by Alclear Investments II.

(7)

Represents 11,388,907 shares of Class A Common Stock beneficially owned as a result of (i) 4,474,690 Alclear Units and an equal number of shares of Class C Common Stock held by the William H. Miller III Living Trust, (ii) 4,400,000 Alclear Units and an equal number of shares of Class C Common Stock held by PRISM I LLC, (iii) 1,338,907 Alclear Units and an equal number of shares of Class C Common Stock held by the John M. Miller 2021 Trust (the William H. Miller III Living Trust, PRISM I LLC and the John M. Miller III Living Trust, each a “Miller Entity” and collectively, the “Miller Entities”) and (iv) 1,175,310 shares of Class A Common Stock held directly by the William H. Miller III Living Trust. Each Miller Entity has the right to exchange its Alclear Units, together with a corresponding number of shares of our Class C Common Stock, for, at our option, (i) shares of our Class A Common Stock or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). See “Certain Relationships and Related Party Transactions—Exchange Agreement.” William H. Miller III, who directly or indirectly controls the Miller Entities, has sole voting and investment powers the securities describe herein. The principal business address of Mr. Miller and the Miller Entities is c/o APG LLC, One South Street, Suite 2550, Baltimore, Maryland 21202.

(8)

Based on a Schedule 13G (Amendment No. 2) filed with the SEC on February 13, 2024, The Vanguard Group (“Vanguard”) beneficially owns an aggregate of 9,460,663 shares of Class A Common Stock. Vanguard has shared voting power over 147,936 shares of Class A Common Stock, sole dispositive power over 9,228,144 shares of Class A Common Stock and shared dispositive power over 232,519 shares of Class A Common Stock. The principal business office of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)

Represents 8,277,958 shares of Class A Common Stock beneficially owned as a result of 8,277,958 Alclear Units and an equal number of shares of Class C Common Stock. Delta Air Lines, Inc. has sole voting power and sole investment power over all shares reported as beneficially owned. The address of Delta Air Lines, Inc. is General Offices—Dept. 830, 1030 Delta Boulevard, Atlanta, Georgia 30354.

(10)

Based on a Schedule 13G filed with the SEC on January 25, 2024, BlackRock, Inc. and certain of its subsidiaries (together, “BlackRock”) beneficially owns an aggregate of 7,675,920 shares of Class A Common Stock. BlackRock has sole voting power over 7,589,743 shares of Class A Common Stock and sole dispositive power over 7,675,920 shares of Class A Common Stock. The address or principal business office of BlackRock is 50 Hudson Yards, New York, New York 10001.

(11)

Does not include unvested RSUs, or target amount of unvested PSUs granted under the 2021 Omnibus Incentive Plan. The excluded number of RSUs for the following individuals are: Ms. Seidman Becker, 259,740 units; Mr. Cornick, 194,805 units; Mr. Moshkani, 243,347 units; Mr. Collins, 3,764 units; Mr. Henry, 9,409 units; and Ms. Hollister, 3,764 units. The excluded number of target PSUs for the following individuals are: Ms. Seidman Becker, 2,405,831 units; Mr. Cornick, 1,802,786 units; and Mr. Moshkani, 95,298 units.

(12)

Represents 443,568 shares of Class A Common Stock beneficially owned as a result of (i) 413,122 Alclear Units and an equal number of shares of Class C Common Stock held by Winn Levine LLC and (ii) 30,446 shares of Class A Common Stock held by Mr. Levine.

(13)

Includes shares of Class A Common Stock subject to RSUs that are scheduled to vest within 60 days of April 15, 2024. The included number of shares for the following individuals are: Mr. Barkin, 7,056 shares; Mr. Boyd, 7,056 shares; Mr. Collins, 7,056 shares; Mr. Henry, 4,704 shares; Ms. Hollister, 7,056 shares; and Mr. Wiener, 7,056 shares.

(14)

Represents 195,235 shares of Class A Common Stock beneficially owned as a result of (i) 179,854 Alclear Units and an equal number of shares of Class C Common Stock held by Mr. Barkin, (ii) 8,325 shares of Class A Common Stock held by Mr. Barkin and (iii) 7,056 shares of Class A Common Stock underlying RSUs held by Mr. Barkin that are scheduled to vest within 60 days of April 15, 2024.

(15)

Represents 1,111,929 shares of Class A Common Stock beneficially owned as a result of (i) 230,811 Alclear Units and an equal number of shares of Class C Common Stock held by Brothers Brook, LLC, (ii) 853,687 Alclear Units and an equal number of shares of Class C Common Stock held by Mr. Boyd, (iii) 20,375 shares of Class A Common Stock held by Mr. Boyd and (iv) 7,056 shares of Class A Common Stock underlying RSUs held by Mr. Boyd that are scheduled to vest within 60 days of April 15, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Second Amended and Restated Operating Agreement of Alclear Holdings, LLC

In connection with the reorganization transactions, CLEAR, Alclear Holdings and each of the Alclear Members, including the Co-Founder Members, entered into an Amended and Restated Operating Agreement of Alclear Holdings, LLC (as amended, extended, or otherwise modified, the “Amended and Restated Alclear Operating Agreement”). Following the reorganization transactions, and in accordance with the terms of the Amended and Restated Alclear Operating Agreement, we operate our business through Alclear Holdings and its subsidiaries. Pursuant to the terms of the Amended and Restated Alclear Operating Agreement, we will not, without the prior written consent of the Alclear Members, engage in any business activity other than the management and ownership of Alclear Holdings and its subsidiaries or own any assets (other than on a temporary basis) other than securities of Alclear Holdings and its subsidiaries or any cash or other property or assets distributed by or otherwise received from Alclear Holdings and its subsidiaries, unless we determine in good faith that such actions or ownership are in the best interest of Alclear Holdings. As the sole managing member of Alclear Holdings, we have control over all of the affairs and decision making of Alclear Holdings. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Alclear Holdings and the day-to-day management of Alclear Holdings’ business. We will fund any dividends to our stockholders by causing Alclear Holdings to make distributions to its unitholders, including us, the Alclear Members, subject to the limitations imposed by our debt documents. Notwithstanding the foregoing, any Alclear Units that are not vested in accordance with the Alclear Amended and Restated Equity Incentive Plan shall be subject to the terms of such plan and shall not be entitled to distributions under the Amended and Restated Alclear Operating Agreement.

The holders of Alclear Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Alclear Holdings. Net profits and net losses of Alclear Holdings are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of Alclear Units, though certain non-pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The Amended and Restated Alclear Operating Agreement provides for cash distributions to the holders of Alclear Units for purposes of funding their tax obligations in respect of the taxable income of Alclear Holdings that is allocated to them. Generally, these tax distributions are computed based on Alclear Holdings’ estimate of the net taxable income of Alclear Holdings allocable per Alclear Unit multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for a corporate resident in New York, New York (taking into account the character of our income and not taking into account the non-deductibility of certain expenses).

During the fiscal year ended December 31, 2023, Alclear Holdings declared and paid approximately $140.9 million in cash distributions (including tax distributions) to its members (including our Co-Founding Members, and our executive officers).

The Amended and Restated Alclear Operating Agreement provides that, except as otherwise provided in the Amended and Restated Alclear Operating Agreement, if at any time we issue a share of our Class A Common Stock or Class B Common Stock, other than pursuant to an issuance and distribution to holders of shares of our Common Stock of rights to purchase our equity securities under a “poison pill” or similar stockholders rights plan or pursuant to an employee benefit plan, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Alclear Holdings (unless such shares were issued by us to fund (i) our ongoing operations or pay our expenses or other obligations or (ii) the purchase of Alclear Units from a member of Alclear Holdings (in which case such net proceeds shall instead be transferred to the selling member as consideration for such purchase)) and Alclear Holdings shall issue to us Alclear Units. Similarly, except as otherwise determined by us, Alclear Holdings will not issue any additional Alclear Units to us unless we issue or sell an equal number of shares of our Class A Common Stock or Class B Common Stock. Conversely, if at any time any shares of our Class A Common Stock or Class B Common Stock are redeemed, repurchased or otherwise acquired, Alclear Holdings will redeem, repurchase or otherwise acquire an equal number of Alclear Units held by us, upon the same terms and for the same price per security, as the shares of our Class A Common Stock or Class B Common Stock are redeemed, repurchased or otherwise acquired. In addition, Alclear Holdings shall not effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the Alclear Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our Common Stock, and we shall not effect any subdivision or combination of any class of our Common Stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Alclear Units.

Subject to certain exceptions, Alclear Holdings indemnifies all of its members, and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Alclear Holdings’ business or affairs or the Amended and Restated Alclear Operating Agreement or any related document.

Alclear Holdings may be dissolved only upon the first to occur of (i) the expiration of forty-five (45) days after the sale of substantially all of its assets or (ii) upon our approval. Upon dissolution, Alclear Holdings shall be liquidated and the proceeds from any liquidation shall be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Alclear Holdings’ liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to its members in proportion to their vested Alclear Units (after giving effect to any obligations of Alclear Holdings to make tax distributions).

The Amended and Restated Alclear Operating Agreement restricts certain persons, including Ms. Seidman Becker and Mr. Cornick, while they hold Alclear Units and for 12 months thereafter, from directly or indirectly competing with Alclear Holdings by engaging, in the United States, in certain activity related to the business of providing secure biometric identification services for travel and other secure identification applications as conducted by Alclear Holdings and its subsidiaries. Passive holdings by such persons of up to 10% of the equity or financial interests of another person engaged in such business is permitted so long as disclosed in writing to us. We may in our discretion grant waivers of these restrictions. Such persons are also prohibited from directly or indirectly inducing or persuading any of our employees from terminating his or her employment with us, subject to certain exceptions.

Exchange Agreement

In connection with our IPO, we entered into an Exchange Agreement (the “Exchange Agreement”) with Alclear Holdings and each of the Alclear Members, including the Co-Founder Members, pursuant to which they (or certain transferees thereof), subject to certain restrictions, have the right to exchange their Alclear Units (along with the corresponding shares of our Class C Common Stock or Class D Common Stock, as applicable) for (i) shares of our Class A Common Stock or Class B Common Stock, as applicable, on a one-for-one basis (“Share Exchange”) or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale) (“Cash Exchange”), at our option (as the managing member of Alclear Holdings), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Each Alclear Member’s right to exchange its Alclear Units (along with the corresponding shares of our Class C Common Stock or Class D Common Stock, as applicable) under the Exchange Agreement is limited to one exchange for such Alclear Member per calendar month unless we otherwise agree or such exchange is for a value of $5 million or more, limited to exchanges that are reasonably expected to have a value of at least $50,000 unless we otherwise agree or it involves the exchange of all of such Alclear Member’s remaining Alclear Units and subject to any other applicable restrictions set forth in the Exchange Agreement. Any decision to require a Cash Exchange rather than a Share Exchange is ultimately determined by a majority of the disinterested members of our Board or a committee of disinterested directors. Upon exchange, each share of our Class C Common Stock or Class D Common Stock is cancelled.

The Exchange Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A Common Stock is proposed by us or our stockholders and approved by our Board or is otherwise consented to or approved by our Board, the Alclear Members are permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the Alclear Members to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A Common Stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the Alclear Members may participate in each such offer without being required to exchange Alclear Units and shares of our Class C Common Stock or Class D Common Stock.

Registration Rights Agreement

Prior to the consummation of our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Co-Founder Members and certain other holders of our Common Stock (each, a “Registration Party”).

Pursuant to the Registration Rights Agreement, each Co-Founder Member and any other Registration Party or Registration Parties that individually or collectively beneficially own at least a majority of our Class A Common Stock, is entitled to demand the registration of the sale of any or all of our Class A Common Stock that it beneficially owns. The demand registration rights are subject to certain conditions and exceptions, including our right to defer a demand registration under certain circumstances and a limit on the number of demand registrations (two in the aggregate for the Co-Founder Members and two in the aggregate for the other Registration Parties that individually or collectively beneficially own at least a majority of our Class A Common Stock). Subject to certain conditions and exceptions, each Registration Party is entitled to have all or part of its shares of our Class A Common Stock that it beneficially owns included in demand registrations.

Among other things, under the terms of the Registration Rights Agreement:

•

if we propose to file certain types of registration statements under the Securities Act of 1933, as amended (the “Securities Act”) with respect to offerings of our Class A Common Stock or other equity securities whether or not for the Company’s own account, we are required to use our reasonable best efforts to offer each Registration Party the opportunity to register the sale of all or part of its shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•

each Co-Founder Member and any other Registration Party or Registration Parties who beneficially own not less than 5% of our outstanding shares of Class A Common Stock has the right, subject to certain conditions and exceptions, to request as soon as we become eligible to register the sale of our securities on Form S-3 under the Securities Act (which will not be for at least 12 calendar months after the closing of our IPO) that we file (i) registration statements with the SEC for one or more underwritten offerings of all or part of our shares of Class A Common Stock that it beneficially owns and/or (ii) a shelf registration statement that includes all or part of our shares of Class A Common Stock that it beneficially owns, and we are required to use our reasonable best efforts to cause any such registration statements to be filed with the SEC, and to become effective, as promptly as reasonably practicable. Subject to certain conditions and exceptions, each Registration Party is entitled to have all or part of our shares of Class A Common Stock that it beneficially owns included in such underwritten offerings and shelf registration statements.

In connection with transfers of their registrable securities, the Registration Parties may assign certain of their respective rights under the Registration Rights Agreement.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the Registration Parties, are paid by us. The selling stockholders are responsible for the underwriting discounts and commissions relating to shares they sell and fees and expenses of financial advisors of the selling stockholders and their internal administrative and similar costs.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions.

The Registration Rights Agreement is governed by Delaware law.

Any sales in the public market of any Class A Common Stock registrable pursuant to the Registration Rights Agreement could adversely affect prevailing market prices of our Class A Common Stock. See “Risk Factors” in our 2023 Form 10-K.

Tax Receivable Agreement

Future exchanges by the Alclear Members (or their transferees or other assignees) of Alclear Units and corresponding shares of Class C Common Stock or Class D Common Stock, as the case may be, for shares of our Class A Common Stock or Class B Common Stock, respectively, and purchases of Alclear Units and corresponding shares of Class C Common Stock or Class D Common Stock, as the case may be, from Alclear Members (or their transferees or other assignees) are expected to produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. Both the existing and anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

We entered into a tax receivable agreement with the Alclear Members that provides for the payment by us to the Alclear Members of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) as a result of (i) any increase in tax basis in Alclear Holdings’ assets resulting from (a) exchanges by the Alclear Members (or their transferees or other assignees) of Alclear Units (along with the corresponding shares of our Class C Common Stock or Class D Common Stock, as applicable) for shares of our Class A Common Stock or Class B Common Stock, as applicable, and purchases of Alclear Units and corresponding shares of Class C Common Stock or Class D Common Stock, as the case may be, from Alclear Members (or their transferees or other assignees) or (b) payments under the tax receivable agreement, and (ii) tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreement.

The actual increase in tax basis, as well as the amount and timing of any payments under these agreements, varies depending upon a number of factors, including the timing of exchanges by or purchases from the Alclear Members, the price of our Class A Common Stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the portion of our payments under the tax receivable agreement constituting imputed interest.

We expect that the payments we will be required to make under the tax receivable agreement will be substantial. Further, assuming no material changes in relevant tax law and that we earn sufficient taxable income to realize all tax benefits that are subject to the tax receivable agreement, we expect that the tax savings associated with all tax attributes described above would aggregate to approximately $459.1 million over 15 years from December 31, 2023, assuming all future redemptions, purchases or exchanges occur on December 31, 2023. Under this scenario, we would be required to pay the Alclear Members 85% of such amount, or approximately $390.3 million, over the 15-year period from December 31, 2023. The actual amounts we will be required to pay may materially differ from these hypothetical amounts, because potential future tax savings that we will be deemed to realize, and the tax receivable agreement payments made by us, will be calculated based in part on the market value of our Class A Common Stock at the time of each redemption or exchange of an Alclear Unit (along with the corresponding share of our Class C Common Stock or Class D Common Stock, as applicable) for cash or a share of Class A Common Stock or Class B Common Stock, as applicable and the prevailing applicable federal tax rate (plus the assumed combined state and local tax rate) applicable to us over the life of the tax receivable agreement and will depend on our generating sufficient taxable income to realize the tax benefits that are subject to the tax receivable agreement.

Payments under the tax receivable agreement are based on the tax reporting positions that we determine, and the IRS or another tax authority may challenge all or part of the tax basis increases or other tax benefits we claim, as well as other related tax positions we take, and a court could sustain such challenge. Although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the tax receivable agreement, if the outcome of any such challenge would reasonably be expected to materially affect a recipient’s payments under the tax receivable agreement, then we will not be permitted to settle such challenge without the consent (not to be unreasonably withheld or delayed) of the Alclear Members. The interests of the Alclear Members in any such challenge may differ from or conflict with our interests and your interests, and the Alclear Members may exercise their consent rights relating to any such challenge in a manner adverse to our interests and your interests. We will not be reimbursed for any cash payments previously made to the Alclear Members (or their transferees or assignees) under the tax receivable agreement in the event that any tax benefits initially claimed by us and for which payment has been made to the Alclear Members (or their transferees or assignees) are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by us to the Alclear Members (or their transferees or assignees) will be netted against any future cash payments that we might otherwise be required to make to the Alclear Members (or their transferees or assignees) under the terms of the tax receivable agreement. However, we may not determine that we have effectively made an excess cash payment to the Alclear Members (or its transferee or assignee) for a number of years following the initial time of such payment and, if any of our tax reporting positions are challenged by a taxing authority, we are not be permitted to reduce any future cash payments under the tax receivable agreement until any such challenge is finally settled or determined. Moreover, the excess cash payments we previously made under the tax receivable agreement could be greater than the amount of future cash payments against which we would otherwise be permitted to net such excess. As a result, payments could be made under the tax receivable agreement significantly in excess of any tax savings that we realize in respect of the tax attributes with respect to the Alclear Members (or their transferees or assignees) that are the subject of the tax receivable agreement.

In addition, the tax receivable agreement provides that in the case of a change in control of the Company or a material breach of our obligations under the tax receivable agreement, we are required to make a payment to the Alclear Members in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.5% or LIBOR (or, in the absence of LIBOR, its successor rate) plus 100 basis points, which may differ from our, or a potential acquirer’s, then-current cost of capital) under the tax receivable agreement, which payment would be based on certain assumptions, including those relating to our future taxable income. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our, or a potential acquirer’s, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. These provisions of the tax receivable agreement may result in situations where the Alclear Members have interests that differ from or are in addition to those of our other stockholders. In addition, we could be required to make payments under the tax receivable agreement that are substantial and in excess of our, or a potential acquirer’s, actual cash savings in income tax.

Decisions we make in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments made under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or purchase of Alclear Units may accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or purchase of Alclear Units may increase the tax liability of Alclear Members (or their transferees or assignees) without giving rise to any rights to receive payments under the tax receivable agreement. Such effects may result in differences or conflicts of interest between the interests of Alclear Members (or their transferees or assignees) and the interests of other stockholders.

Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreement are dependent on the ability of our subsidiaries to make distributions to us. Our debt agreements could restrict the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the tax receivable agreement. To the extent that we are unable to make payments under the tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.

We made no payments under the tax receivable agreement during the fiscal year ended December 31, 2023.

Indemnification Agreements

We entered into indemnification agreements with each of our directors and executive officers that provide, in general, that we will indemnify them to the fullest extent permitted by law and our certificate of incorporation and by-laws in connection with their service to us or on our behalf.

Related Party Transactions Policies and Procedures

In connection with our IPO, we adopted a written Related Person Transactions Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee will have overall responsibility for the implementation of, and compliance with, the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest.

The policy requires that notice of a proposed related person transaction be provided to our General Counsel prior to entry into such transaction. If our General Counsel determines that such transaction is a related person transaction, the proposed transaction will be submitted for consideration (a) to our Audit Committee at its next meeting or (b) in those instances in which the General Counsel determines that it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee.

Under the policy, our Audit Committee or the Chair of the Audit Committee, as applicable, may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders, as the Audit Committee or the Chair of the Audit Committee, as applicable, determines in good faith. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed (including any transaction that was not considered a related person transaction at the time it was entered into because none of the parties were related persons, but continues after a party thereto has becomes a related person), the transaction will be submitted to the Audit Committee or Chair of the Audit Committee so that it may evaluate all options, including but not limited to ratification, rescission amendment or termination of the related person transaction. Furthermore, under the policy, the Audit Committee may preapprove certain categories of transactions.

The policy also provides that the Audit Committee shall review any previously approved or ratified related person transactions that are ongoing, and have a remaining term of more than six months, to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION AS PERMITTED UNDER DELAWARE LAW

In 2022, the State of Delaware, which is our state of incorporation, amended Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) to permit the exculpation of officers in specified situations. Our Second Amended and Restated Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

We are proposing, and recommending for stockholder approval, the amendments set forth in the Third Amended and Restated Certificate of Incorporation in Appendix A, to adopt officer exculpation as permitted under revised DGCL Section 102(b)(7). The officer exculpation provision would only apply to specified officers, including the Chair of the Board, Chief Executive Officer, President, Chief Financial Officer and Secretary of the Corporation and any other officer of the Corporation appointed by the Board pursuant to its governing documents.

As part of the Board’s ongoing evaluation of the corporate governance structures and practices of the Company, the Board considered the benefits and detriments of eliminating personal liability under certain circumstances for our executive officers. The Board believes that the proposed amendment is necessary to continue to attract and retain experienced and qualified officers. The Board believes that in the absence of such protection, qualified officers might be deterred from serving as officers of the Company due to exposure to personal liability. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect other Delaware corporations (which may include our peers) to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

Further, in addition to conferring the above benefits, the Board believes that the proposed amendment would not negatively impact shareholder rights, particularly taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and would also minimize the potential distraction posed by frivolous lawsuits and costs which are often borne by the Company.

Our stockholders should be aware that certain of our officers have interests in Proposal 4 that may be different from, or in addition to, the interests of our stockholders more generally since those officers will receive the liability exculpation protections afforded by Proposal 4. Our Board was aware of these interests and considered them, among other matters, in reaching its decision to approve Proposal 4. The amendment reflected in Proposal 4 was unanimously approved by the independent members of our Board of Directors, with our non-independent directors abstaining.

The Board believes Proposal 4 would better position us to retain our current officers and attract new officers, and enable such officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability and frivolous lawsuits. Additionally, it would align the protections for our officers with those protections currently afforded to our directors.

Approval of this Proposal 4 constitutes approval of the Proposed Third Amended and Restated Certificate of Incorporation as set forth above and in Appendix A. In Appendix A, additions are indicated by underlining and deletions are indicated by strikethroughs. This description of the Proposed Amendment is a summary and is qualified by the complete text of the Proposed Amended and Restated Certificate of Incorporation.

Proposal 4 is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of all of our outstanding shares entitled to vote thereon. In accordance with our Certificate of Incorporation holders of our Class A Common Stock or Class C Common Stock will have one vote per share, and holders of our Class B Common Stock or Class D Common Stock will have twenty votes per share. Abstentions and broker non-votes will have the effect of a negative vote.

The Board recommends that you vote FOR this proposal.

OTHER MATTERS

Stockholder Proposals For 2025 Annual Meeting

A holder of the Company’s Class A Common Stock who wishes to present a proposal for inclusion in the Company’s proxy statement for the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8” and “Exchange Act,” respectively) must deliver the proposal to our principal executive offices (Clear Secure, Inc. 85 10th Avenue, 9th Floor, New York, NY 10011) to the attention of our Corporate Secretary no later than the close of business on December 23, 2024, unless the date of the 2025 Annual Meeting is more than 30 days before or after June 13, 2025, in which case the stockholder proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any stockholder proposal or director nomination that is not submitted for inclusion in our proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2025 Annual Meeting, stockholders are advised to review our by-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 13, 2025 and March 15, 2025 for the 2025 Annual Meeting. In the event that the 2025 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 13, 2025, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2025 Annual Meeting and no later than the later of (1) the 90th day prior to the 2025 Annual Meeting and (2) the 10th day following the day on which we notify stockholders of the date of the 2025 Annual Meeting, either by mail or other public disclosure.

In addition to satisfying the advance notice provisions in our bylaws relating to nominations of director candidates, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than April 14, 2025. If the date of the 2025 Annual Meeting changes by more than 30 calendar days from the date of the 2024 Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following public announcement by the Company of the date of the 2025 Annual Meeting.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Corporate Secretary at the address set forth above.

Furthermore, stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our by-laws must comply with the additional requirements of Rule 14a-19(b).

2023 Form 10-K

A copy of the Company’s 2023 Form 10-K, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by email upon written request addressed to Clear Secure, Inc., Attention: Corporate Secretary, 85 10th Avenue, 9th Floor, New York, NY 10011.

You also may obtain our 2023 Form 10-K at the SEC’s website, www.sec.gov, or at www.clearme.com by clicking on “Investors,” and following the link from our “SEC Filings” page.

Emma Barnett Bauman
Senior Vice President & Secretary

New York, New York

April 22, 2024

APPENDIX A – PROPOSED THIRD AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION

~~SECOND~~THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CLEAR SECURE, INC.

~~* * * *~~

~~Clear Secure, Inc. is a corporation organized and existing under the laws of the State of Delaware (the “Corporation”). The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on March 2, 2021. The First Amended and Restated Certificate of Incorporation of the Corporation (the “First A&R Certificate”), which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on April 8, 2021. This Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which further amends and restates the First A&R Certificate in its entirety, has been duly adopted by the board of directors of the Corporation (the “Board”) and the stockholders of the Corporation, pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended and/or supplemented from time to time (the “DGCL”), to read as follows:~~

ARTICLE I.

Name

The name of the corporation is Clear Secure, Inc. (the “Corporation”).

ARTICLE II.

Address; Registered Office and Agent

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808; and the name of its registered agent at such address is Corporation Service Company.

ARTICLE III.

Purposes

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL. The Corporation is to have perpetual existence.

ARTICLE IV.

Capital Stock

A. Definitions. For purposes of this Certificate of Incorporation, reference to:

(1) “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by or is under common control with such specified Person.

(2) “Alclear Unit” means a non-voting common interest unit of Alclear Holdings, LLC.

(3) “Class C Paired Interest” means one Alcear Unit together with one share of Class C Common Stock, subject to adjustment pursuant to Section 2.03(a) of the Exchange Agreement.

(4) “Class D Paired Interest” means one Alclear Unit together with one share of Class D Common Stock, subject to adjustment pursuant to Section 2.03(b) of the Exchange Agreement.

(5) “Co-Founder” means each of Caryn Seidman-Becker and Kenneth Cornick.

(6) “Disability” means, with respect to any Co-Founder, the permanent and total disability of such Co-Founder such that such Co-Founder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner jointly selected by a majority of the Board and such Co-Founder. If the Co-Founder is incapable of selecting a licensed medical practitioner, then the spouse of such Co-Founder shall make the selection on behalf of such Co-Founder, or in the absence or incapacity of such spouse or domestic partner, the adult children of such Co-Founder, by majority vote, shall make the selection on behalf of such Co-Founder, or in the absence such adult children or their inability to act by majority vote, a natural person then acting as the successor trustee of a revocable living trust which was created by such Co-Founder and which holds more shares of all classes of capital stock of the Corporation than any other revocable living trust created by such Co-Founder, shall make the selection on behalf of such Co-Founder, or in absence of any such successor trustee, the legal guardian or conservator of the estate of such Co-Founder shall make the selection on behalf of such Co-Founder.

(7) “Exchange Agreement” means the Exchange Agreement, dated as of June 29, 2021, by and among the Founder Members, the Corporation and the holders of Alclear Units and shares of Class C Common Stock and Class D Common Stock, as the same may be amended, restated, supplemented or otherwise modified, from time to time.

(8) “Family Member” means, in respect of any Person, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Person (including adopted persons, former spouses or former domestic partners of such Person).

(9) “Founder Members” means Alclear Investments, LLC and Alclear Investments II, LLC.

(10) “Paired Interest” means one Class C Paired Interest or one Class D Paired Interest.

(11) “Permitted Ownership Group” means, with respect to any Co-Founder, the following Persons: (i) such Co-Founder, (ii) such Co-Founder’s related Founder Member so long as such Founder Member is directly or indirectly controlled by such Co-Founder, (iii) a trust, family-partnership or estate-planning vehicle which is directly or indirectly controlled by such Co-Founder and the income from which may be paid only to beneficiaries who are such Co-Founder and his or her Family Members, (iv) a corporation, partnership or limited liability company, which is directly or indirectly controlled by such Co-Founder and the other equityholders of which (if any) are only such Co-Founder, his or her Family Members or any of the Persons described in clause (iii) of this definition and (v) a private foundation, organization or similar entity established by such Co-Founder and/or one or more of his or her Family Members and controlled (directly or indirectly) by such Co-Founder. In the case of (iii) and (iv), such entity must be established for the Co-Founder’s bona fide estate planning purposes.

(12) “Person” means any individual, corporation, partnership, limited partnerships, limited liability company, unincorporated association, trusts or other entity.

(13) “Transfer” of a share of Class B Common Stock or Class D Common Stock means, directly or indirectly, any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance of such share or any legal or beneficial interest in such share, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of law; provided, however, that the following shall not be considered a “Transfer”: (i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at annual or special meetings of stockholders or in connection with any action by written consent of the stockholders solicited by the Board (at such times as action by written consent of stockholders is permitted under this Certificate of Incorporation); (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with the Corporation or its stockholders that (x) is disclosed either in a Schedule 13D filed with the U.S. Securities and Exchange Commission or in writing to the Secretary of the Corporation and (y) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; (iii) entering into a customary voting or support agreement (with or without granting a proxy) in connection with any merger, consolidation or other business combination of the

Corporation that is approved by the Board, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer); (iv) the pledge of shares of capital stock of the Corporation by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such stockholder continues to exercise sole voting control over such pledged shares unless any pledged shares are transferred to or registered in the name of the pledgee; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer”; or (v) the fact that the spouse of any holder of Class B Common Stock or Class D Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock or Class D Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock or Class D Common Stock.

(14) “Triggering Event” means the first date on which the Co-Founders, together with the other Persons in their Permitted Ownership Groups, cease collectively to beneficially own (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) a majority of the combined voting power of the outstanding shares of Common Stock entitled to vote generally in an election of directors to the Board.

B. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,410,000,000 shares, consisting of: (i) 1,400,000,000 shares of common stock, divided into (a) 1,000,000,000 shares of Class A common stock, with the par value of $0.00001 per share (the “Class A Common Stock”), (b) 100,000,000 shares of Class B common stock, with the par value of $0.00001 per share (the “Class B Common Stock” and, together with Class A Common Stock, the “Economic Common Stock”), (c) 200,000,000 shares of Class C common stock, with the par value of $0.00001 per share (the “Class C Common Stock”), and (d) 100,000,000 shares of Class D common stock, with the par value of $0.00001 per share (the “Class D Common Stock” and, together with the Class C Common Stock, the “Non-Economic Common Stock” and collectively with the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, the “Common Stock”); and (ii) 10,000,000 shares of preferred stock, with the par value of $0.00001 per share (the “Preferred Stock”).

C. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class or series of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class or series of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class or series may not be decreased below the number of shares of such class or series then outstanding, plus:

(1) in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (i) the conversion of all shares of Class B Common Stock issuable as described in subclause (2) below, (ii) the exchange of all outstanding shares of Class C Common Stock and all shares of Class C Common Stock issuable as described in subclause (3) below, together with the corresponding Alclear Units constituting the remainder of any Class C Paired Interests in which such shares are included, pursuant to Section 2.01 of the Exchange Agreement and (iii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock;

(2) in the case of Class B Common Stock, the number of shares of Class B Common Stock issuable in connection with (i) the exchange of all outstanding shares of Class D Common Stock and all shares of Class D Common Stock issuable as described in subclause (4) below, together with the corresponding Alclear Units constituting the remainder of any Class D Paired Interests in which such shares are included, pursuant to Section 2.01 of the Exchange Agreement and (ii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock;

(3) in the case of Class C Common Stock, the number of shares of Class C Common Stock issuable in connection with (i) the conversion of all outstanding shares of Class D Common Stock, (ii) the conversion of all shares of Class D Common Stock issuable as described in subclause (4) below and (iii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class C Common Stock; and

(4) in the case of Class D Common Stock, the number of shares of Class D Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class D Common Stock.

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

D. Common Stock.

(1) Voting Rights.

(a) Each holder of Class A Common Stock or Class C Common Stock, as such, will be entitled to one vote for each share of Class A Common Stock or Class C Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and each holder of Class B Common Stock or Class D Common Stock, as such, will be entitled to twenty votes for each share of Class B Common Stock or Class D Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law, holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the DGCL.

(b) (i) The holders of the outstanding shares of Class A Common Stock and Class C Common Stock, voting together as a single class, shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such classes of Common Stock in a manner that is disproportionately adverse as compared to the Class B Common Stock or Class D Common Stock and (ii) the holders of the outstanding shares of Class B Common Stock and Class D Common Stock, voting together as a single class, shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such classes of Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock or Class C Common Stock, it being understood that any merger, consolidation or other business combination shall not be deemed an amendment hereof if such merger, consolidation or other business combination would be permitted by Article IV.D(3).

(c) Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(2) Dividends; Stock Splits; Combinations.

(a) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Economic Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Economic Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine;

(b) Dividends may not be declared or paid on the Class A Common Stock unless a dividend of the same amount is concurrently declared or paid on the Class B Common Stock. Dividends may not be declared or paid on the Class B Common Stock unless a dividend of the same amount is concurrently declared or paid on the Class A Common Stock.

(c) Except as provided in Article IV.D(2)(d) with respect to stock dividends, dividends of cash or property may not be declared or paid on the Non-Economic Common Stock.

(d) In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

(e) Notwithstanding anything to the contrary, if a dividend in the form of capital stock of a subsidiary of the Corporation is declared or paid on the Class A Common Stock and the Class B Common Stock, the relative per share voting rights of the capital stock of such subsidiary so distributed in respect of the Class A Common Stock and the Class B Common Stock shall be in the same proportion as the relative voting rights of a share of Class A Common Stock and a share of Class B Common Stock.

(3) Except as expressly provided in this Article IV, the Economic Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, and the Non-Economic Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of the Class B Common Stock, and the holders of the Class C Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class D Common Stock and the holders of the Class C Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of the Class D Common Stock and (ii) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class B Common Stock, and the holders of the Class C Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class D Common Stock and the holders of the Class C Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of the Class D Common Stock; provided that, for the purposes of the foregoing clauses (i) and (ii) and notwithstanding the first sentence of this Article IV.D(3), (x) in the event any such consideration includes securities, (a) the consideration payable to holders of Class A Common

Stock shall be deemed the same form of consideration and at least the same amount of consideration on a per share basis as the holders of Class B Common Stock on a per share basis if the only difference in the per share distribution to the holders of Class B Common Stock is that the securities distributed to such holders have not more than twenty times the voting power of any securities distributed to the holder of a share of Class A Common Stock and (b) the consideration payable to holders of Class D Common Stock shall be deemed the same form of consideration and at least the same amount of consideration on a per share basis as the holders of Class C Common Stock on a per share basis if the only difference in the per share distribution to the holders of Class D Common Stock is that the securities distributed to such holders have not more than twenty times the voting power of any securities distributed to the holder of a share of Class C Common Stock (in each case, so long as such securities issued to the holders of Class B Common Stock or the Class D Common Stock, as the case may be, remain subject to automatic conversion on terms no more favorable to such holders than those set forth in Article IV.G) and (y) payments under or in respect of the tax receivable agreement or similar agreement entered by the Corporation from time to time with any holders of Common Stock shall not be considered part of the consideration payable in respect of any share of Common Stock.

(4) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Economic Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Economic Common Stock. Without limiting the rights of the holders of Non-Economic Common Stock to exchange their shares of Non-Economic Common Stock, together with the corresponding Alclear Units constituting the remainder of any Paired Interests in which such shares are included, for shares of Economic Common Stock in accordance with Section 2.01 of the Exchange Agreement (or for the consideration payable in respect of shares of Economic Common Stock in such voluntary or involuntary liquidation, dissolution or winding up), the holders of shares of Non-Economic Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

E. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares; provided, that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority to do so which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other Person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any Person or group of Person; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.

F. Optional Conversion of Class B Common Stock and Class D Common Stock.

(1) Each share of Class B Common Stock or Class D Common Stock may be converted into one fully paid and non-assessable share of Class A Common Stock or Class C Common Stock, respectively, at any time at the option of the holder of such share of Class B Common Stock or Class D Common Stock. In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock or Class D Common Stock to be converted shall deliver to the Corporation written or electronic notice that the holder elects to convert shares of Class B Common Stock or Class D Common Stock, as applicable, to the extent specified in such notice and, if such shares are certificated, such holder shall present and surrender the certificate or certificates representing such shares during usual business hours at the principal executive offices of the Corporation or, if any agent for the registration or transfer of shares of Class B Common Stock or Class D Common Stock is then duly appointed and acting (the “Class B Transfer Agent” and the “Class D Transfer Agent,” respectively), at the office of the Class B Transfer Agent or Class D Transfer Agent, as applicable. If required by the Corporation, any certificate for shares of Class B Common Stock or Class D Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation and the Class B Transfer Agent or Class D Transfer

Agent, as applicable, duly executed by the holder of such shares or such holder’s duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender of the certificate or certificates representing such shares of Class B Common Stock or Class D Common Stock as aforesaid and in any event within three days of the receipt of such notice and certificates, if such shares are certificated, the Corporation shall issue and deliver at such office to such holder, or on such holder’s written order, a certificate or certificates for the number of full shares of Class A Common Stock or Class C Common Stock, as applicable, (if certificated) issuable upon the conversion of such shares. To the extent such shares of Class B Common Stock or Class D Common Stock as aforesaid are settled through the facilities of The Depository Trust Company or through the book entry facilities of the Class B Transfer Agent or Class D Transfer Agent, the Corporation shall, upon such holder’s written order, issue and deliver the number of full shares of Class A Common Stock or Class C Common Stock, as applicable, issuable upon the conversion of such shares through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such holder or through the book entry facilities of the Class B Transfer Agent or Class D Transfer Agent. Each conversion of shares of Class B Common Stock or Class D Common Stock shall be deemed to have been effected on (i) the date on which such notice shall have been received by the Corporation, the Class B Transfer Agent or the Class D Transfer Agent, as applicable (subject to receipt by the Corporation, the Class B Transfer Agent or the Class D Transfer Agent, as applicable, within five business days thereafter of any required instruments of transfer as aforesaid), or (ii) such later date specified in or pursuant to such notice, and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock or Class C Common Stock shall be issuable upon such conversion as aforesaid shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

(2) Notwithstanding anything in this Article IV.F to the contrary, any holder may withdraw or amend a notice of conversion, in whole or in part, prior to the effectiveness of the conversion, at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the date of the conversion (or any such later time as may be required by applicable law) by delivery of a written or electronic notice of withdrawal to the Corporation, the Class B Transfer Agent or the Class D Transfer Agent, as applicable, specifying (i) if applicable, the certificate numbers of the withdrawn shares of Class B Common Stock or Class D Common Stock, (ii) if any, the number of shares of Class B Common Stock or Class D Common Stock as to which the notice of conversion remains in effect and (iii) if the holder so determines, a new conversion date or any other new or revised information permitted in a notice of conversion. A notice of conversion may specify that the conversion is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of the Class A Common Stock or Class C Common Stock into which the Class B Common Stock or Class D Common Stock, respectively, is convertible, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Class A Common Stock or Class C Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property.

G. Automatic Conversion of Class B Common Stock and Class D Common Stock.

(1) Each outstanding share of Class B Common Stock or Class D Common Stock will, automatically and without further action on the part of the Corporation or any holder of Class B Common Stock or Class D Common Stock, convert into one fully paid and non-assessable share of Class A Common Stock or Class C Common Stock, respectively, (i) immediately prior to any Transfer of such Class B Common Stock or Class D Common Stock, as applicable, to a Person that is not a member of any Co-Founder’s Permitted Ownership Group, (ii) upon the fifth anniversary of the closing of the Corporation’s initial public offering, (iii) with respect to any shares of Class B Common Stock or Class D Common Stock held by any Person in any Co-Founder’s Permitted Ownership Group, (A) such time as such Co-Founder is removed as a director on the Board with such Co-Founder’s consent, (B) upon the violation of any material non-compete or non-solicitation covenants by such Co-Founder set forth in any written agreement entered into by the Corporation and such Co-Founder on or after the filing and effectiveness of this Certificate of Incorporation, that is finally determined by a court of competent jurisdiction or (C) upon the death or Disability of such Co-Founder, or (iv) with respect to any shares held by or subject to the voting control of any Co-Founder or other Persons in his or her Permitted Ownership Group, such time as the Persons in such Co-Founder’s Permitted Ownership Group cease to hold or control the vote of, in the aggregate, at least twenty-five percent (25%) of the aggregate shares of Class B Common Stock and Class D Common Stock held by or subject to the voting control of such Co-Founder’s Permitted Ownership Group as of the closing of the Corporation’s initial public offering. Upon any conversion pursuant to this Article IV.G, the certificate or certificates that represented immediately prior thereto the shares of Class B Common Stock or Class D Common Stock that were so converted, automatically and without further action, shall represent the same number of shares of Class A Common Stock or Class C Common Stock, respectively, without the need for surrender or exchange thereof. As promptly as practicable following a conversion pursuant to this Article IV.G, the Corporation shall deliver or cause to be delivered to any holder whose shares of Class B Common Stock or Class D Common Stock have been converted as a result of such conversion the number of shares of Class A Common Stock or Class C Common Stock deliverable upon such conversion, as applicable, registered in the name of such holder. To the extent such shares are settled through the facilities of The Depository Trust Company or through the book entry facilities of the Class B Transfer Agent or Class D Transfer Agent, the Corporation will, upon the written instruction of such holder, deliver the shares of Class A Common Stock or Class C Common Stock deliverable to such holder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such holder or through the book entry facilities of the Class B Transfer Agent or Class D Transfer Agent. Each share of Class B Common Stock and Class D Common Stock that is converted pursuant to this Article IV.G shall thereupon be retired by the Corporation and shall not be available for reissuance.

(2) The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock and Class D Common Stock and the general administration of its multi-class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common Stock or Class D Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock or Class D Common Stock, as applicable, and to confirm that a conversion to Class A Common Stock or Class C Common Stock, respectively, has not occurred.

H. Unconverted Shares. If less than all of the shares of Class B Common Stock or Class D Common Stock evidenced by a certificate or certificates surrendered to the Corporation are converted, the Corporation shall execute and deliver to, or upon the written order of, the holder of such certificate or certificates a new certificate or certificates evidencing the number of shares of Common Stock which are not converted without charge to the holder.

I. No Conversion Rights of Class A Common Stock and Class C Common Stock. The Class A Common Stock and Class C Common Stock shall not have any conversion rights.

J. Reservation of Shares of Class A Common Stock for Conversion Right. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purposes of conversions of Class B Common Stock, the number of shares of Class A Common Stock that are issuable upon conversion of all outstanding shares of Class B Common Stock, including any shares of Class B Common Stock issuable upon the exchange of all outstanding shares of Class D Common Stock, together with the corresponding Alclear Units constituting the remainder of any Class D Paired Interests in which such shares are included, pursuant to Section 2.01 of the Exchange Agreement. The Corporation covenants that all the shares of Class A Common Stock that are issued upon conversion of such Class B Common Stock will, upon issuance, be validly issued, fully paid and non-assessable.

K. Reservation of Shares of Class C Common Stock for Conversion Right. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class C Common Stock, solely for the purposes of conversions of Class D Common Stock, the number of shares of Class C Common Stock that are issuable upon conversion of all outstanding shares of Class D Common Stock. The Corporation covenants that all the shares of Class C Common Stock that are issued upon conversion of Class D Common Stock will, upon issuance, be validly issued, fully paid and non-assessable.

L. Distributions with Respect to Converted Shares. No conversion pursuant to this Article IV shall impair the right of the converting stockholder to receive any dividends or other distributions payable on shares so converted in respect of a record date that occurs prior to the effective date for such conversion. For the avoidance of doubt, no converting stockholder shall be entitled to receive, in respect of a single record date, dividends or other distributions both on shares that are converted by such stockholder and on shares received by such stockholder in such conversion.

M. Exchange of Class C Common Stock and Class D Common Stock. Shares of Class C Common Stock or Class D Common Stock may be exchanged, together with the corresponding vested Alclear Units constituting the remainder of any Class C Paired Interests or Class D Paired Interests in which such shares are included, as applicable, at any time and from time to time for shares of Class A Common Stock or Class B Common Stock, respectively, in accordance with Section 2.01 of the Exchange Agreement.

N. Taxes. The issuance of shares of Economic Common Stock upon the exercise by holders of shares of Non-Economic Common Stock of their right under Section 2.01 of the Exchange Agreement to exchange Paired Interests will be made without charge to the holders of the shares of Non-Economic Common Stock for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Economic Common Stock are to be issued in a name other than that of the then record holder of the shares of Non-Economic Common Stock being exchanged (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder or the book entry facilities of the Class B Transfer Agent or Class D Transfer Agent), then such holder or the Person in whose name such shares are to be delivered, shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.

ARTICLE V.

Board of Directors

A. Except as otherwise provided in this Certificate of Incorporation and the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article IV.E relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the whole Board shall be determined from time to time exclusively by the Board; provided, that the number of directors shall not be less than three persons nor more than twenty persons.

B. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV.E (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then total authorized number of directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock, and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of directors shall be reduced accordingly.

C. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, if required by applicable law, an annual meeting of the stockholders of the Corporation for the election of directors and such other matters as may be properly brought before the meeting shall be held at such date and time as may be fixed by the Board at such place, if any, within or without the State of Delaware as may be fixed by the Board and all as stated in the notice of the meeting. Directors shall be elected at such annual meeting of stockholders in the manner provided in the By-Laws, and each director elected shall hold office until the succeeding annual meeting after such director’s election and until such director’s successor is duly elected and qualified, or, if earlier, until such director’s death, resignation, disqualification or removal from office.

D. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any newly created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring on the Board (whether by death, resignation, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office (even if less than a quorum), by a sole remaining director or by the stockholders; provided, however, that following the occurrence of a Triggering Event, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring on the Board shall be filled only by a majority of the directors then in office (even if less than a quorum), or by a sole remaining director (and not by stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, disqualification or removal.

E. Except for Preferred Stock Directors, any or all of the directors may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that following the occurrence of a Triggering Event, any such director or all such directors may be removed only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI.

Limitation of Liability

To the fullest extent permitted under the DGCL, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any amendment or repeal of this Article VI shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of directors or officers of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any reference to an officer of the Corporation in this Article VI shall be deemed to refer exclusively to the Chair of the Board, Chief Executive Officer, President, Chief Financial Officer and Secretary of the Corporation appointed pursuant to Article IV of the By-Laws, and to any other officer of the Corporation appointed by the Board pursuant to Article IV of the By-laws.

ARTICLE VII.

Amendments

A. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any provision of applicable law or any other provision of this Certificate of Incorporation that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of the Corporation required by applicable law or by this Certificate of Incorporation, from and after the occurrence of a Triggering Event, any amendment to Article V, Article VI, Article IX, Article X or this Article VII of this Certificate of Incorporation or repeal of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

B. The Board shall have the power to adopt, amend or repeal the By-Laws. Any adoption, amendment or repeal of the By-Laws by the Board shall require the approval of a majority of the directors then in office (even if less than a quorum). The stockholders shall also have power to adopt, amend or repeal the By-Laws; provided, however, that, from and after the occurrence of a Triggering Event, any amendment to or repeal of the By-Laws (or the adoption of any provision inconsistent therewith) shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VIII.

Indemnification

A. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (except for judgments, fines and amounts paid in settlement in any action or suit by or in the right of the Corporation to procure a judgment in its favor) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Article VIII.C., the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board. Any reference to an officer of the Corporation in this Article VIII shall be deemed to refer exclusively to the Chair of the Board, Chief Executive Officer, President, Chief Financial Officer and Secretary of the Corporation appointed pursuant to Article IV of the By-Laws, and to any other officer of the Corporation appointed by the Board pursuant to Article IV of the By-laws.

B. Prepayment of Expenses. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VIII or otherwise.

C. Claims. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

D. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the By-Laws, this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.

E. Other Sources. Subject to Article VIII.F., the Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

F. Indemnitor of First Resort. In all events, (i) the Corporation hereby agrees that it is the indemnitor of first resort (i.e., its obligation to a Covered Person to provide advancement and/or indemnification to such Covered Person are primary and any obligation of any stockholder of the Corporation (including any Affiliate thereof other than the Corporation) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of any stockholder (or any Affiliate thereof, other than the Corporation) to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Covered Person are secondary and (ii) if any stockholder (or any Affiliate thereof, other than the Corporation) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with such Covered Person, then (x) such stockholder (or such Affiliate, as the case may be), as the case may be, shall be fully subrogated to all rights of such Covered Person with respect to such payment and (y) the Corporation shall fully indemnify, reimburse and hold harmless such stockholder (or such other Affiliate), as the case may be, for all such payments actually made by such stockholder (or such other Affiliate).

G. Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

H. Other Indemnification and Prepayment of Expenses. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

I. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any Section of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any Section of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX.

Section 203

A. The Corporation shall not be governed by Section 203 of the DGCL (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation.

B. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1) prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation that is not owned by the interested stockholder.

C. For purposes of this Article IX, references to:

(1) “associate” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(2) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(a) (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the interested stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Article IX.B is not applicable to the surviving entity;

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(c) any transaction that results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection (c) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(d) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary that is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(e) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(3) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(4) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but “interested stockholder” shall not include (a) (I) any Co-Founder, (II) any other Person in a Co-Founder’s Permitted Ownership Group, (III) any related party of any of the foregoing or (IV) any permitted transferee of any of the foregoing or related party of such permitted transferee, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that in the case of clause (b), such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(5) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(a) beneficially owns such stock, directly or indirectly; or

(b) has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or

(c) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(6) “permitted transferee” means, with respect to any person, any other person that (i) acquires (other than in connection with a registered public offering) voting stock of the Corporation from the such person or any of such person’s respective related parties and (ii) is designated in writing by a Founder Member as a “permitted transferee.”

(7) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(8) “related party” means any affiliate or successor of such other person or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act.

(9) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity.

(10) “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

ARTICLE X.

Stockholder Matters

A. Until the occurrence of a Triggering Event, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the occurrence of a Triggering Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

B. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board, the chair of the Board or the Chief Executive Officer of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

C. No stockholder will be permitted to cumulate votes at any election of directors.

D. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the By-Laws.

E. Any Person purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Certificate of Incorporation.

ARTICLE XI.

Exclusive Forums

A. Unless the Corporation consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another state court of the State of Delaware or, if no state court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). This Article XI.A shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

B. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint, action, suit or proceeding asserting a cause of action arising under the Securities Act of 1933, as amended.

Preliminary - Subject to Completion CLEAR SECURE, INC. 85 10TH AVE 9TH FLOOR NEW YORK, NY 10011 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M . ET on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting- Go to www.virtualshareholdermeeting.com/YOU 2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11 :59 P.M . ET on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V38008-P02356 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CLEAR SECURE, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 0 0 0 1. Election of the following nominees as directors: Nominees: 01) Caryn Seidman Becker 05) Tomago Collins 02) Kenneth Cornick 06) Shawn Henry 03) Michael Z. Barkin 07) Kathryn Hollister 04) Jeffery H. Boyd 08) Adam Wiener The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratification of the appointment of our independent registered public accounting firm. 0 0 0 3. Approval of, on an advisory basis, the compensation of our named executive officers. 0 0 0 4. Approval of an amendment to the Clear Secure, Inc. Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers 0 0 0 to reflect 2022 amendments to the Delaware General Corporation law. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give fu ll title as such. Joint owners should each sign personally. Al l holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Signature (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10 -K are available at www.proxyvote.com. V38009-P02356 CLEAR SECURE, INC. Annual Meeting of Stockholders June 13, 2024 8:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Caryn Seidman Becker, Kenneth Cornick and Emma Barnett Bauman, and each of them, jointly and severally, proxies with the full power of substitution, to vote all stock of Clear Secure, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/YOU2024, on Thursday, June 13, 2024, at 8:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR each of the director nominees in Proposal 1, FOR Proposals 2, 3 and 4, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Continued and to be signed on reverse side